PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

FINLEY PRODUCTION CO., LP
BDT OIL & GAS, LP
METCALFE OIL, LP
GRASSLANDS ENERGY LP
BUFFALO OIL & GAS, LP and

FINLEY RESOURCES INC.

as Seller

FINLEY RESOURCES INC.

(in its capacity as the operator of the Assets)

and

RING ENERGY, INC.

as Buyer

Execution Date: May 21, 2015

Effective Date: May 1, 2015

6.4.	Liability for Brokers’ Fees	21
6.5.	No Bankruptcy	21
6.6.	Litigation	21
6.7.	Taxes	21
6.8.	Material Contracts	21
6.9.	No Violation of Laws	23
6.10.	Preferential Rights	23
6.11.	Restrictions on Assignment	23
6.12.	Royalties	23
6.13.	Personal Property	23
6.14.	No Notice of Violation of Environmental Laws	23
6.15.	Environmental Permits	23
6.16.	Imbalances	23
6.17.	Drilling Obligations	24
6.18.	Current Commitments	24
6.19.	Seismic Data	24
6.20.	Hedging	24
6.21.	Sales Contracts	24
6.22.	Take or Pay, etc	24

Article 7		24

7.1.	Organization and Standing	24
7.2.	Power	24
7.3.	Authorization and Enforceability	25
7.4.	Liability for Brokers’ Fees	25
7.5.	Litigation	25
7.6.	Financial Resources	25
7.7.	Independent Evaluation	25
7.8.	Waiver of DTPA	26

Article 8		26

8.1.	Covenants and Agreements of Seller and FRI	26
8.2.	Covenants and Agreements of Buyer	29
8.3.	Covenants and Agreements of the Parties	29

Article 9		31

9.1.	Apportionment of Tax Liability	31
9.2.	Calculation of Tax Liability	31
9.3.	Tax Reports and Returns	32
9.4.	Sales and Transfer Taxes	32

Article 10		32

10.1.	Seller’s Conditions	32
10.2.	Buyer’s Conditions	32

Article 11		33

11.1.	Termination	33

11.2.	Liabilities Upon Termination	33

Article 12		34

12.1.	Closing Date	34
12.2.	Place of Closing	34
12.3.	Closing Obligations	34

Article 13		35

13.1.	Post-Closing Adjustments	35
13.2.	Records	36
13.3.	Transfer and Recording Fees	36
13.4.	Additional Proceeds and Invoices	36
13.5.	Further Assurances	37
13.6.	Suspense Funds	37

Article 14		37

14.1.	Assumption of Liabilities and Obligations of Buyer	37
14.2.	Buyer’s Indemnification of Seller	37
14.3.	Liabilities and Obligations Retained by Seller	38
14.4.	Seller’s Indemnification of Buyer	38
14.5.	Reservation as to Non-Parties	39

Article 15		39

15.1.	Exhibits	39
15.2.	Expenses	39
15.3.	Notices	39
15.4.	Amendments	40
15.5.	Assignment	40
15.6.	Announcements	40
15.7.	Headings	40
15.8.	Counterparts	40
15.9.	References	40
15.10.	Governing Law	40
15.11.	Entire Agreement	40
15.12.	Binding Effect	40
15.13.	Survival	41
15.14.	Closing Conditions	41
15.15.	No Third-Party Beneficiaries	41
15.16.	DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	41
15.17.	Like-Kind Exchange	42
15.18.	Joint and Several Liability of Each Seller	42
15.19.	FRI	42
15.20.	Seller’s Representative	43

EXHIBITS

Exhibit A-1 – Leases and Lands

Exhibit A-2 – Wells

Exhibit B – Allocated Value

Exhibit C – Surface Lands

Exhibit D – Mineral Interests

Exhibit E – Excluded Assets

Exhibit F – Current Operations

Exhibit G – Environmental Matters

Exhibit H – Seller’s Pre-Closing Operations

Exhibit I – Kingfisher Lease

Exhibit J – Form of Assignment, Bill of Sale and Conveyance

Exhibit K – Form of Special Warranty Deed

Exhibit L – Form of Mineral Deed

Exhibit M – Form of FIRPTA Certificate

SCHEDULES

Schedule 2.4(a)(3) – Prepaid Expenses

Schedule 6.6 – Litigation

Schedule 6.7 – Taxes

Schedule 6.8 – Material Contracts

Schedule 6.9 – Violation of Laws

Schedule 6.10 – Preferential Rights to Purchase

Schedule 6.11 – Restrictions on Assignment

Schedule 6.15 – Environmental Permits

Schedule 6.16 – Imbalances

Schedule 6.17 – Drilling Obligations

Schedule 6.18 – Current Commitments

Schedule 6.20 – Hedging

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated May 21, 2015, is by and between FINLEY PRODUCTION CO., LP (“FPC”), BDT OIL & GAS, LP (“BDT”), METCALFE OIL, LP (“Metcalfe”), GRASSLANDS ENERGY LP (“Grasslands”), BUFFALO OIL & GAS, LP (“BOG”) and FINLEY RESOURCES INC. (“FRI”) (collectively, “Seller” and individually “each Seller”), and RING ENERGY, INC. (“Buyer”).  In addition, FRI, the operator of the Assets, also joins in the execution and delivery of this Agreement for the purposes of its agreement to perform the covenants of FRI as the operator of the Assets as set forth in Section 15.19 and to act as Seller’s Representative as set forth in Section 15.20.

RECITALS

A.           Seller owns and has decided to sell certain of its real and personal property interests in certain oil and gas properties as described in Section 1.2 below (collectively, the “Assets”).

B.           Buyer has conducted an independent investigation of the nature, extent and potential of the Assets and desires to purchase the Assets pursuant to the terms of this Agreement.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, FRI (as provided in Section 15.19 and Section 15.20) and Seller agree as follows:

Article 1

PURCHASE AND SALE

1.1.          Purchase and Sale; Closing.  Seller agrees to sell and Buyer agrees to purchase the Assets pursuant to the terms of this Agreement.  The date the transactions contemplated by this Agreement are consummated is called the “Closing Date.”

1.2.          Assets.  The interest in and to the real property and the other types of property associated therewith as described in this Section 1.2 is referred to collectively as the “Assets.” The Assets are comprised of the following:

(a)          All of Seller’s right, title and interest in and to the oil and gas leases specifically described in Exhibit A-1 (collectively, the “Leases”) insofar and only insofar as the Leases cover the lands and specified depths described in Exhibit A-1 (the “Lands”), the royalties, overriding royalties, net profits interests, production payments and other interests, if any, owned by Seller burdening the Leases, and any and all right, title and interest in and to the oil, gas and all other hydrocarbons in, on or under the Lands and other hydrocarbons and products, whether liquid or gaseous, produced in association therewith (“Hydrocarbons”) after the Effective Time and all other minerals of whatever nature in, on or under the Leases and Lands and lands pooled or unitized therewith.

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(b)          The oil and gas wells located on the Leases and Lands, or lands pooled or unitized therewith including without limitation, the oil and gas wells specifically described in Exhibit A-2, whether producing, non-producing or plugged (the “Wells”), all injection and disposal wells on the Leases or Lands, and all personal property and equipment located on or used in the operation of the Wells as of the Effective Time, but excluding all tools, administrative computer equipment and other personal property of Seller not intended to be included in the Assets.

(c)          The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby to the extent that they relate to or affect any of Seller’s properties and interests described in Sections 1.2(a) and (b) or the production of Hydrocarbons, if any, attributable to said properties and interests after the Effective Time.

(d)          The rights, to the extent transferable, in and to all existing and effective oil, gas, liquids, condensate, casinghead gas and natural gas sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments (the “Contracts”), insofar only as they relate to any of Seller’s properties and interests described in Sections 1.2(a), (b) and (c), excluding, however, any insurance contracts.

(e)          All of the personal property, fixtures, improvements, permits, licenses, approvals, servitudes, rights-of-way and easements, including, without limitation the rights-of-way and easements set forth on Exhibit A, surface leases and other surface rights (including, but not limited to, any wells, tanks, boilers, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, other appurtenances and facilities) located on and used in connection with or otherwise related to the exploration for or production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or water produced from the properties and interests described in Sections 1.2(a) through (d) to the extent that they are located on or used in the operation of such properties and interests as of the Effective Time, and all contract rights (including rights under leases to third parties) related thereto, but excluding all tools, administrative computer equipment and other personal property of Seller not intended to be included in the Assets.

(f)          The surface only in the real property and improvements thereon described on Exhibit C hereto (the “Surface Lands”).

(g)          The mineral fee interests described on Exhibit D hereto (the “Mineral Interests”).

(h)          The files, records, data and information relating to the items described in Sections 1.2(a) through (g) maintained by Seller (the “Records”), including without limitation, accounting files relating to the Assets, lease files, land files, well files, gas, oil and other hydrocarbon sales contract files, gas processing files, division order files, abstracts, title opinions, all electronic files directly related to the Assets, AFEs, and all other information of every type related exclusively or primarily to any of the Assets, but excluding the following: (i) all of Seller’s internal appraisals and interpretive data related to the Assets, (ii) all information and data under contractual restrictions on assignment, (iii) all privileged information and intellectual property, (iv) Seller’s corporate, financial, employee and general tax records that do not relate exclusively to the Assets, (v) all accounting files that do not relate exclusively to the Assets, and (vi) any Excluded Assets identified in Section 1.3 below.

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1.3.          Excluded Assets.  The Assets shall not include any portion of Seller’s right, title and interest in the properties described in Exhibit E attached hereto and made a part hereof (the “Excluded Assets”).

1.4.          Reserved Assets.  Notwithstanding anything contained in this Agreement to the contrary, Seller reserves, and the Assets shall not include, all claims or causes of action against gas purchasers for take-or-pay payments arising under gas sales contracts applicable to the Assets insofar as said claims or causes of action pertain to periods of time prior to the Effective Time; provided that Seller shall not have the right to make such a claim in a manner so as to cause Buyer to be obligated to deliver gas produced from the Assets after the Effective Time without receiving payment therefor because of payments due to Seller for such a claim.   Seller shall be entitled to share in any settlement entered into after the Closing Date by Buyer with gas purchasers under gas contracts applicable to the Assets insofar as same pertain to periods of time prior to the Effective Time.

1.5.          Effective Time.  The purchase and sale of the Assets shall be effective as of May 1, 2015, at 7:00 a.m. local time at the site of the Assets (the “Effective Time”).

1.6.          Current Operations.  The operations described in Exhibit F attached hereto and made a part hereof (the “Current Operations”) have been commenced before the Effective Time and shall be conducted for the account of Buyer.

Article 2

PURCHASE PRICE

2.1.          Purchase Price.  The purchase price for the Assets shall be Seventy Five Million Dollars ($75,000,000.00) (the “Purchase Price”).  On the Closing Date, Buyer shall pay Seller the Purchase Price, as adjusted pursuant to Section 2.4. At Closing the Purchase Price (as adjusted herein) shall be paid to FRI, for the account of Seller. Each Seller agrees to look to FRI, rather than Buyer, for receipt of its pro-rata share of the Purchase Price (as adjusted herein).

2.2.          Escrow Deposit.  A deposit in the amount equal to ten percent (10%) of the Purchase Price (together with any interest or earnings thereon, the “Deposit”), shall be paid within one business (1) day after execution of this Agreement by Buyer, by wire transfer, in immediately available funds, to Rattikin Exchange Services, Inc. (“Escrow Agent”), to be held in escrow pursuant to an escrow agreement, the form of which will be agreed to among FRI, Buyer and Escrow Agent. Pursuant to the escrow agreement, on the Closing Date, a downward adjustment to the Purchase Price shall be made for the Deposit.  If this Agreement is terminated, the Deposit shall be distributed or retained in accordance with Article 11.  This Agreement shall automatically terminate if the Deposit is not delivered by Buyer to the Escrow Agent within one business (1) day following Buyer’s execution of this Agreement.

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2.3.          Allocation of the Purchase Price.  The Purchase Price shall be allocated among the Assets as set forth on Exhibit B.  Each interest set forth in Exhibit B may be referred to as an “Entry Item.” The value allocated to each Entry Item may be referred to as the “Allocated Value” for that Entry Item. For the purposes of assigning Allocated Value to the Assets, each Entry Item listed on Exhibit B as a “PUD” will be deemed to be a Well.  The parties agree to use the allocation set forth on Exhibit B for all Tax purposes.

2.4.          Adjustment to Purchase Price.  All Purchase Price adjustments shall be made according to the factors described in this Section 2.4.  The Purchase Price shall be adjusted on the Closing Date pursuant to the “Preliminary Settlement Statement” prepared by Seller and submitted to Buyer five (5) business days prior to the Closing Date for Buyer’s comment and review.  Buyer and Seller shall mutually agree on the Preliminary Settlement Statement prior to Closing Date, with any disagreements to be handled in the Final Settlement Statement and the dispute resolution mechanism set forth in Section 13.1(b).  The Preliminary Settlement Statement shall set forth the Closing Amount and all Purchase Price adjustments and associated calculations.  The term “Closing Amount” means the Purchase Price adjusted on the Closing Date as provided in this Section 2.4, using the best information available.  After the Closing Date, the Purchase Price shall be adjusted pursuant to the Final Settlement Statement.

For the purposes of this Agreement, the term “Capital/LOE/JIB Expenses” shall mean all capital expenses, joint interest billings, lease rental and maintenance costs, royalties, Taxes (as that term is defined in Article 9), drilling expenses, workover expenses, geological, geophysical and other exploration expenditures chargeable under applicable operating agreements consistent with the standards established by the Council of Petroleum Accountants Societies of North America (“COPAS”) that are attributable to the maintenance and operation of the Assets during the period in question, excluding, however, such costs and expenses attributable to Seller’s Pre-Closing Operations as described in Section 8.1(a)(1), but including such costs and expenses attributable to the Current Operations and, if applicable, the drilling of the Kingfisher 6-2 Well as described in Section 8.1(a)(2).

(a)          Upward Adjustments.  The Purchase Price shall be adjusted upward by the following:

(1)         Oil in Tanks.  The value of all of Seller’s interest in merchantable oil and other liquid hydrocarbons in storage tanks above the pipeline connections at the Effective Time as shown by actual gauging reports that is credited to the Assets, as applicable, such value to be the actual price received upon sale, less applicable taxes and gravity adjustments deducted by the purchaser of such oil or natural gas liquids;

(2)         Costs after the Effective Time.  The amount of all actual direct costs and expenses attributable to the Assets during the period after the Effective Time, including, without limitation the Capital/LOE/JIB Expenses incurred and paid by Seller in accordance with generally accepted accounting principles consistently applied in the oil and gas industry (“GAAP”);

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(3)         Prepaid Expenses.  To the extent not covered in the preceding paragraph, an amount equal to the prepaid expenses set forth on Schedule 2.4(a)(3) that are in accordance with GAAP, attributable to all or any portion of the Assets during the period after the Effective Time, which were paid by or on behalf of Seller, and which will inure to the benefit of Buyer, including, without limitation, applicable insurance costs, prepaid utility charges, equipment rentals, shut-in royalty payments, right-of-way payments, prepaid Taxes (such Taxes to be apportioned pursuant to Article 9), and any other expenses that were prepaid by Seller prior to the Closing date but that are attributable to the time period after the Effective Time;

(4)         Current Operations.  The value of all costs and expenses paid by Seller attributable to the Current Operations (pursuant to Section 1.6);

(5)         Operating Costs.  The value of all operating costs, determined as follows:

(i)          all costs and expenses paid by Seller attributable to the Assets after the Effective Time, including Seller’s proportionate share of overhead attributable to the Assets charged under the applicable operating agreements for the time period commencing at the Effective Time and ending on the Closing Date, and if Seller (or FRI) is not the operator under such applicable operating agreement, Seller’s proportionate share of overhead attributable to the Assets charged under the applicable operating agreements shall be imputed to Seller, and

(6)         Preferential Purchase Rights.  For purposes of computing the Final Purchase Price only, the Allocated Value of any Entry Item subject to an unexercised preferential right to purchase, in accordance with Section 4.2(e)(4);

(7)         Imbalances.  The value of any Imbalance due to Seller as of the Effective Date, such value to be determined (a) for production Imbalances by multiplying the Imbalance volume by $3.50 per MCF and then reducing such value by royalties and severance taxes to be paid on such value, and (b) for pipeline, transportation or processing Imbalances by multiplying the Imbalance volume by the price actually in effect for make-up gas if made-up prior to Closing or by $3.50 per MMBTU if not made-up, and then reducing such value by the sum of the total of royalties and severance and similar taxes, if any, actually paid on such amount plus all penalties and other charges on the Imbalance.  For the purpose of this Section 2.4(a)(7), the term “Imbalance” means any gas or other hydrocarbon production, pipeline, transportation or processing Imbalance existing as of the Effective Time with respect to any of the Assets, together with any related rights or obligations as to future cash and/or gas or product balancing, as a result of, in the case of production Imbalances, Seller having taken and sold for Seller’s account cumulative production which is less than Seller’s Working Interest share in cumulative production, or, in the case of a pipeline, transportation or processing Imbalance, Seller having delivered production which is greater than the production volume Seller contracted to deliver.

(b)          Downward Adjustments.  The Purchase Price shall be adjusted downward by the following:

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(1)         Proceeds Received by Seller.  The proceeds received by Seller (net of applicable Taxes and royalties) after the Effective Time which are attributable, in accordance with GAAP, to production from the Assets during the period after the Effective Time;

(2)         Expenses Paid by Buyer.  The amount of all Capital/LOE/JIB Expenses that remains unpaid by Seller or that have been paid by Buyer that is attributable to the period prior to the Effective Time;

(3)         Contractual Adjustments.  An amount equal to the sum of all Net Casualty Losses, Defect Adjustments, Exclusion Adjustments and Environmental Adjustments (as limited by Section 5.4); and

(4)         Deposit.  The amount of the Deposit.

(5)         Imbalances.  The value of any Imbalance owed by Seller as of the Effective Date, such value to be determined (a) for production Imbalances by multiplying the Imbalance volume by $3.50 per MCF and then reducing such value by royalties and severance taxes to be paid on such value, and (b) for pipeline, transportation or processing Imbalances by multiplying the Imbalance volume by the price actually in effect for make-up gas if made-up prior to Closing or by $3.50 per MMBTU if not made-up, and then reducing such value by the sum of the total of royalties and severance and similar taxes, if any, actually paid on such amount plus all penalties and other charges on the Imbalance.  For the purpose of this Section 2.4(b)(5), the term “Imbalance” means any gas or other hydrocarbon production, pipeline, transportation or processing Imbalance existing as of the Effective Time with respect to any of the Assets, together with any related rights or obligations as to future cash and/or gas or product balancing, as a result of, in the case of production Imbalances, Seller having taken and sold for Seller’s account cumulative production which is greater than Seller’s Working Interest share in cumulative production, or, in the case of a pipeline, transportation or processing Imbalance, Seller having delivered production which is less than the production volume Seller contracted to deliver.

2.5.          Termination for Substantial Adjustment to Purchase Price.  If the net adjustments to the Purchase Price pursuant to Sections 2.4(a) and 2.4(b) claimed or asserted by Buyer plus the Allocated Value of the Assets excluded from this Agreement pursuant to Sections 3.2(a), 4.2(e) and 5.3(b) exceed five percent (5%) of the Purchase Price, then either Seller or Buyer may terminate this Agreement by giving written notice to the other party no later than three (3) business days prior to the Closing Date.

Article 3

BUYER’S INSPECTION

3.1.          Access to Records.

(a)          Access.  All Records are held and maintained by FRI.  Immediately upon execution of this Agreement, if not already provided, FRI will make available to Buyer and its representatives during FRI’s normal business hours all Records which are in the possession of FRI for the purpose of permitting Buyer to complete its due diligence review of the Assets.  Such Records shall be made available either at FRI’s offices, or at sites other than FRI’s offices which are designated by FRI.  FRI shall permit Buyer to inspect the Records only to the extent, in each case, that FRI and Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of FRI and Seller to a third party.  Subject to the consent and cooperation of third parties, FRI and Seller will cooperate with Buyer in Buyer’s reasonable efforts to obtain at Buyer’s sole expense, such additional information relating to the Assets as Buyer may reasonably desire, to the extent in each case that FRI and Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of FRI and Seller to a third party.

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(b)          No Representation or Warranty.  The Records are files or copies thereof that FRI and Seller have used or generated in its normal course of business.  NEITHER FRI NOR SELLER MAKES ANY WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO THE RECORDS, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY AND COMPLETENESS OF THE RECORDS.  Buyer acknowledges that any conclusions drawn from the Records are the result of its own independent review and judgment.

3.2.          Access to Properties.

(a)          Access.  After the execution of this Agreement, upon advance notice, FRI and Seller will grant Buyer and/or Buyer’s authorized representatives, agents and employees during normal business hours, reasonable access to the Assets to allow Buyer to conduct, at Buyer’s sole risk and expense, on-site inspections and environmental assessments of the Wells and associated equipment.  In connection with such on-site inspections, Buyer agrees to not unreasonably interfere with the normal operation of the Assets. Buyer may not conduct a Phase II environmental testing or other invasive and/or subsurface testing without FRI’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that to the extent such consent is withheld or refused, then the affected Asset shall be deemed to be burdened by an Environmental Defect for purposes of this Agreement.  Among other things, Buyer shall have the right to have the affected Asset excluded from this Agreement, and the Purchase Price reduced by the Allocated Values of the excluded Asset. In connection with granting such access, and, except to the extent that such claims are caused by the sole gross negligence or sole willful misconduct of FRI or Seller, Buyer waives and releases all claims against FRI and Seller, their respective directors, officers, managers, partners, employees, agents, representatives, co-owners, contractors, subcontractors and employees thereof for injury to, or death of persons or damage to property arising in any way from the access afforded to Buyer hereunder or the activities of Buyer or its employees on the Wells and equipment, and Buyer agrees to indemnify, defend and hold harmless FRI and Seller, their respective affiliates, directors, officers, managers, shareholders, members, partners, employees, agents, representatives, co-owners, contractors, subcontractors and employees thereof from and against all such claims.

(b)          Insurance.  In connection with exercising its rights under this Section 3.2 of access to any Well or associated drilling and spacing unit, Buyer represents to Seller that it has in force and effect comprehensive liability and property damage, automobile and workmen’s compensation insurance with respect to Buyer and its agents, which insurance (i) is obtained from and maintained with an insurer reasonably acceptable to Seller, and (ii) has limits of not less than $1,000,000 for property damage, $1,000,000 for automobile liability, and workmen’s compensation coverage as required by applicable laws.

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Article 4

TITLE MATTERS

4.1.          Defensible Title to the Properties.

(a)          Defensible Title.  The term “Defensible Title” to the Assets means such title of Seller that, subject to and except for the Permitted Encumbrances: (i) entitles Seller to receive not less than the net revenue interest (“NRI”) for the depths or formations on a wellbore basis, if any, set forth for each Entry Item for a Well on Exhibit B; (ii) entitles Seller to the net mineral acres set forth for each Entry Item for Undeveloped Tracts listed on Exhibit B, (iii) obligates Seller to bear costs and expenses relating to the maintenance, development, operation and the production of Hydrocarbons from the Entry Item for a Well in an amount not greater than the working interest (“WI”) therefor as set forth on Exhibit B unless there is a corresponding increase in the NRI; and (iv) is free and clear of encumbrances, liens and defects that would create a material impairment of use and enjoyment of or loss of interest in the Entry Item.

(b)          Title to Entry Item Assets.  The NRI and WI for each Entry Item are wellbore specific to the currently completed interval(s) (whether producing or not) or other interval specifically described in Exhibit B.  If a Well is listed as an Entry Item in Exhibit B, the Entry Item consists only of the currently producing interval in the wellbore of that Well, unless a specific non-producing interval is described in Exhibit B for an Entry Item, in which case the Entry Item consists only of the specified non-producing interval as to the wellbore of the non-producing Well.

(c)          Title to Non-Entry Item Assets.  Exhibit B does not provide the NRI and WI for any non-producing interval or formation or for any leasehold interest or acreage that is not specifically identified in Exhibit B.  Buyer waives the right to assert Title Defects as to Seller’s interest, if any, in any Asset or portion thereof not listed as an Entry Item, including but not limited to non-producing intervals not described in Exhibit B in Wells that are listed in Exhibit B and Wells not described on Exhibit B. Further, Buyer waives its right to assert Title Defects to the Surface Lands.

(d)          Permitted Encumbrances.  The term “Permitted Encumbrances” shall mean:

(1)         lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens, if the net cumulative effect of all such burdens does not operate to reduce the NRI for a particular Asset below that set forth on Exhibit B or increase the WI set forth on Exhibit B without a corresponding increase in the NRI for such Asset;

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(2)         any preferential rights to purchase and required third party consents to assignments of Contracts and similar agreements for which written waivers or consents are obtained prior to the Closing Date;

(3)         liens for Taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(4)         all rights to consent by, required notices to, filings with, or other actions by federal, state or local entities in connection with the sale or conveyance of the Assets if the same are customarily obtained subsequent to such sale or conveyance;

(5)         rights of reassignment, to the extent any exist as of the date of this Agreement, upon the surrender or expiration of any Lease;

(6)         easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of any of the properties or any restriction on access thereto and that do not materially interfere with the operation of the affected Asset;

(7)         such Title Defects as Buyer has waived;

(8)         the terms and conditions of the agreements affecting the Assets, if the net cumulative effect of all such terms and conditions does not operate to reduce the NRI for a particular Asset below that set forth on Exhibit B or increase the WI set forth on Exhibit B without a corresponding increase in the NRI for such Asset;

(9)         materialmen’s, mechanics’, repairmen’s, employees’, contractors’, operators’ or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets (i) if they have not been filed pursuant to law and the time for filing them has expired, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

(10)        rights reserved to or vested in any governmental authority to control or regulate any of the Assets in any manner, and all applicable laws, rules, regulations and orders of general applicability in the area;

(11)        liens arising under operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due, or if due, being contested in good faith in the ordinary course of business; and

(12)        calls on or preferential rights to purchase production held by third parties to purchase production from the Assets.

(e)          Title Defect.  The term “Title Defect” means any material encumbrance, encroachment, irregularity, defect in or objection to real property title, excluding Permitted Encumbrances, that alone or in combination with other defects renders Seller’s title less than Defensible Title. Notwithstanding the foregoing, the following shall not be considered Title Defects:

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(1)         proof of possession, release of time expired oil and gas leases and releases of mortgages and liens with periods of enforcements that have elapsed by more than four (4) years;

(2)         defects in the chain of title consisting of the mere failure to recite marital status in a document or successors of heirship proceedings in a document, unless Buyer provides affirmative evidence that such failure or omission has resulted in another party’s actual and superior claim of title to the relevant Asset;

(3)         lack of a survey;

(4)         defects that have been cured by possession under statutes of limitation for adverse possession where such possession has occurred for a period of twenty-five (25) years or more;

(5)         that the Lease dated October 4, 1950, recorded at Volume 1, Page 183, Deed Records, Culberson County, Texas, from G. E. Ramsey et ux, as Lessor, to Reese Cleveland, Lessee, may not cover the mineral interest conveyed by Mineral Deed dated October 6, 1950, recorded at Volume 55, Page 268, Deed Records, Culberson County, Texas, from William J. Finch to G. E. Ramsey, which covers the same lands covered by such Lease;

(6)         proof of representative capacity on behalf of a corporation, partnership, limited liability company or trust, unless it is clear from other documentation that a signatory party has not signed a document in the proper representative capacity; and

(7)         defects in acknowledgments in instruments that have been filed for record more than five (5) years prior to the Closing.

(f)          Allocated Value.  If an Asset has not been given an Allocated Value, or if the Allocated Value for the Entry Item is zero, Seller shall be deemed to have Defensible Title to such Asset or Entry Item.

4.2.          Purchase Price Adjustments for Defective and Increased Interests.

(a)          Defective Interest.  For the Assets, “Defective Interests” means an Asset affected by one or more Title Defects that reduces the Allocated Value of the affected Asset by more than $25,000 in the aggregate (such amount net to Seller’s interest, and such amount to be called the “Title Deductible”).  The amount by which the combined Allocated Value of the affected Assets has been reduced by one or more Title Defects shall be calculated in accordance with Section 4.2(f) (the “Defect Value”).

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(b)          Notice of Defective Interest. Buyer shall give Seller written “Notice of Defective Interests” as soon as possible but no later than on or before ten (10) business days prior to the Closing Date at 5:00 p.m., in Fort Worth, Texas (the “Title Defect Notice Date”). Such notice shall be in writing, and inclusion of the following elements shall be a condition precedent to the effectiveness of the Notice of Defective Interests: (i) a description of the Defective Interests, (ii) the reasonable basis for the Defective Interests, (iii) reasonable documentation supporting the basis for the Defective Interest, (iv) the Allocated Value of the affected Asset, and (v) the Defect Value and the computations upon which Buyer’s belief is based. For the purposes of the requirement in clause (iii) in the preceding sentence, “reasonable documentation supporting the basis” shall mean (a) if the basis is derived from a document, a copy of such document, or pertinent part thereof, (b) if the basis is a gap in Seller’s chain of title, the document preceding and following the gap, or a title opinion reciting the gap in reasonable detail, (c) if the basis is a lien or encumbrance, the document creating the lien or encumbrance or a title opinion or title report reciting the lien or encumbrance in reasonable detail including recording references, or (d) if the basis is failure to pay a rental when due, documentation evidencing the non-payment. If Buyer does not deliver a timely and valid Notice of Defective Interests for a particular Asset, title to such Asset shall be deemed to be Defensible Title.

(c)          Seller shall have the right to cure any Title Defect, at its sole cost, but shall have no obligation to do so.

(d)          Defect Adjustments and Exclusions. In the event that any Title Defect is not waived by Buyer or cured on or before the Closing Date, then, subject to Sections 4.2(e) and (g), at Buyer’s option the Purchase Price shall be reduced in accordance with Section 2.4 by the Defect Value (which reduction shall be called a “Defect Adjustment”), less the Title Deductible, if and only to the extent that the aggregate of all Defect Values for all Assets exceeds the greater of one and one-half percent (1.5%) of the Purchase Price net to Seller’s account, in which event, the Purchase Price shall be reduced by the amount of the total Defect Values in excess of such amount (which amount is a deductible, not a threshold), and thereafter Seller shall be released from all further liability or obligation to Buyer with respect to all of the Title Defects and all of the Title Defects shall be a Permitted Encumbrance.

(e)          Notwithstanding anything contained herein to the contrary, if the Defect Value exceeds twenty five percent (25%) of the Allocated Value of the Entry Item, Seller shall have the option to exclude the Entry Item from the Assets conveyed to Buyer on the Closing Date by notifying Buyer on or before the Closing Date, in which event the Purchase Price shall be reduced by the Allocated Value of the Entry Item without application of a threshold or deductible. If the Title Defect Value exceeds twenty-five percent (25%) of the Allocated Value of the Entry Item and the Entry Item is excluded from the Assets conveyed to Buyer on the Closing Date, Buyer may elect the following:

(1)         If Seller cures the Title Defect before the Final Settlement Date, Seller may convey the Entry Item affected by the Title Defect to Buyer on the Final Settlement Date, subject to all of the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Entry Item,

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(2)         If Seller does not cure the Title Defect before the Final Settlement Date and agrees to indemnify Buyer from all liabilities and obligations arising out of the Title Defect, Seller may convey the Entry Item affected by the Title Defect to Buyer on the Final Settlement Date, subject to all of the terms and conditions of this Agreement, in which event Buyer shall pay to Seller an amount agreed upon by Buyer and Seller, and Seller shall be released from all further liability or obligation to Buyer with respect to the Title Defect, and, subject to the indemnity provided above in this paragraph, the Title Defect shall be a Permitted Encumbrance.

(f)          Defect Value. In determining which portions of the Assets are impacted by Defective Interests, it is the intent of the parties to include, to the extent possible, only that portion of the affected Asset (whether a Well, unit or leasehold interest, as applicable) materially and adversely affected by the defect or basis for such property being treated as a Defective Interest. The Defect Value shall be determined by the parties in good faith taking into account all relevant factors, including, but not limited to, the following:

(1)         The Allocated Value of the affected Asset;

(2)         If the Title Defect represents only a possibility of title failure, the probability that such failure will occur;

(3)         The legal effect of the Title Defect; and

(4)         If the Title Defect is a lien or encumbrance on the property, other than a Permitted Encumbrance, the cost of removing such lien or encumbrance; provided however, there shall be no Title Deductible for a Title Defect which is a lien.

Provided, however:

(i)          If the Title Defect is that the NRI of Seller in a Well is less than the NRI set forth for such Well on Exhibit B, then the Defect Value shall be deemed to equal to the Allocated Value for such Well multiplied by the difference of (a) 1 minus (b) a fraction, the numerator of which is the actual NRI of such Well and the denominator of which is the NRI for such Well as set forth on Exhibit B; or

(ii)         If the Title Defect causes the actual net mineral acres covered by any Undeveloped Tract to be less than the net mineral acres set forth on Exhibit B for such Undeveloped Tract, then the Defect Value shall be deemed to be equal to the Allocated Value for such Undeveloped Tract multiplied by the difference of (a) 1 minus (b) a fraction, the numerator of which is the actual net mineral acres covered by such Undeveloped Tract and the denominator of which is the net mineral acres for such Undeveloped Tract as set forth on Exhibit B.

Only that portion of an Entry Item that is materially and adversely affected by a Title Defect shall be considered for purposes of determining the Defect Value. The Defect Value shall be only the amount of the reduction in the Allocated Value that exceeds the Title Deductible and shall not exceed the Allocated Value of the Entry Item after taking into consideration the Title Deductible.

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(g)          Preferential Rights and Consents. Seller shall use reasonable efforts to obtain consents to assign that are contractually required to be obtained before the Closing Date and to give notices required in connection with those preferential rights to purchase before the Closing Date. If Buyer discovers such consents or preferential rights before the Closing Date, Buyer shall immediately notify Seller, and Seller shall use reasonable efforts to obtain the required consent or to give notice required in connection with the preferential right before the Closing Date. Before and after the Closing Date, Buyer shall cooperate with Seller in connection with any required consent and preferential right, including providing assurances of financial condition and covenants to maintain insurance in such amounts and with such types of coverage that Seller is currently required to maintain for the specific Asset for which such consent is required, but in providing such cooperation Buyer shall not be required to expend funds or make any other type of financial commitment in connection with such consent or preferential right.

(1)          If a necessary consent to assign that is contractually required to be obtained before the Closing Date is identified before the Closing Date and has not been obtained by the Closing Date, at Buyer’s election, either (i) the entire Asset, including but not limited to that portion of the Asset affected by the consent, shall be assigned to Buyer on the Closing Date, and Seller shall defend and indemnify Buyer against any loss arising out of the failure to obtain the consent, or (ii) that portion of the Asset affected by the consent shall be treated as an Excluded Asset, and there shall be an Exclusion Adjustment to the Purchase Price equal to the Allocated Value of the Entry Item corresponding to that portion of the Asset.

(2)         If Seller is able to obtain the consent referred to in (ii) in the preceding paragraph by the Final Settlement Date, as part of the post-closing settlement, Seller shall convey to Buyer that portion of the Asset affected by the consent, subject to all of the terms of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was previously reduced with respect to that portion of the Asset.

(3)         If a preferential right to purchase an Asset (i) is exercised before the Closing Date, or (ii) provides for a period of time to exercise the preferential right that has not expired by the Closing Date and the third party has not waived and is not deemed to have waived the preferential right, that portion of the Asset affected by the preferential right shall be treated as an Excluded Asset, and there shall be an Exclusion Adjustment to the Purchase Price equal to the Allocated Value of the Entry Item corresponding to that portion of the Asset without application of a threshold or deductible.

(4)         If (i) the holder of any preferential right exercises such preferential right before or after the Closing Date but fails to consummate the transaction before the Final Settlement Date, (ii) the period of time to exercise a preferential right expires after the Closing Date but before the Final Settlement Date, or (iii) the holder of a preferential right has waived or is deemed to have waived the preferential right after the Closing Date but before the Final Settlement Date, Seller shall convey that portion of the Asset affected by the preferential right to Buyer, subject to all of the terms of this Agreement, and, as part of the post-closing settlement, Buyer shall pay to Seller the amount by which the Purchase Price previously was reduced with respect to that portion of the Asset. If there is any dispute regarding the sufficiency of any notice to exercise a preferential right, Seller, in its sole discretion shall make the determination of whether the original notice was sufficient or a subsequent notice is required. Buyer assumes all risks of any claim by a third party that any notice to exercise a preferential right was defective in any way.

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(5)         If any other preferential right identified after the Closing Date is subsequently exercised, Buyer shall convey the affected Asset to the holder of the preferential right and shall receive all amounts paid by the holder of the preferential right.

(6)         Buyer shall defend and indemnify Seller against all claims, demands, liabilities, judgments, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees, expert fees and court costs) arising out of any consent to assign or preferential right identified after the Final Settlement Date.

(7)         The remedies provided in this Section 4.2(g) are the exclusive remedies for consents to assign and/or preferential rights to purchase that affect the Assets.

4.3.          Title Dispute Resolution. The parties agree to attempt to initially resolve all disputes concerning Title Defects and Defect Values through good faith negotiations. If the parties cannot resolve such disputes within three (3) days preceding the Closing Date, the parties agree to submit all such disputes to binding arbitration to be finally determined by an arbitrator mutually agreeable by Seller and Buyer taking into account appropriate factors and employing such independent attorneys and, if necessary, petroleum engineers as the arbitrator deems necessary or as reasonably requested by the parties. If Seller and Buyer cannot mutually agree on the selection of an arbitrator after ten (10) days, the arbitrator shall be selected by the American Arbitration Association. On or before ten (10) days after submission of the matter to arbitration, Buyer and Seller shall present their respective positions in writing to the arbitrator, together with such evidence as each party deems appropriate. The arbitrator shall be instructed to resolve the dispute through a final decision within thirty (30) days after submission of Buyer’s and Seller’s positions to the arbitrator. The costs incurred in employing the arbitrator shall be borne equally by Seller and Buyer. After the arbitrator makes a determination as to the disputes, the arbitrator shall instruct the parties to implement its decision or to pay monies, as appropriate. A decision may be filed in any court of competent jurisdiction and may be enforced by any party as a final judgment or such court. If Buyer claims or asserts Title Defects having a Defect Value the aggregate amount of which, together with all other adjustments to the Purchase Price asserted by Buyer and Assets removed from this Agreement, would allow Seller or Buyer to terminate this Agreement under Section 2.5 (but neither Buyer nor Seller has elected to terminate this Agreement), but Seller disputes the existence or amount of such Title Defects and such disputes are submitted for resolution under this Section 4.3, then Closing will be postponed until five (5) business days after the arbitrator makes a determination with respect to such dispute, with Seller and Buyer retaining their rights to terminate this Agreement under Section 2.5 until four (4) business days after such determination is made.

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4.4.          Casualty Loss. Except as provided in Section 8.1(a)(1), prior to the Closing Date, if all or any portion of an Entry Item is destroyed by fire or other casualty, is taken or threatened to be taken in condemnation or under the right of eminent domain such that the estimated cost to repair the Entry Item (with equipment of similar utility) exceeds $50,000 (a “Casualty Loss”), Buyer shall purchase the Asset on the Closing Date for the Allocated Value of the Asset reduced by the estimated cost to repair such Entry Item (with equipment of similar utility) up to the Allocated Value thereof (the reduction being the “Net Casualty Loss”) and Seller shall retain all of Seller’s rights to any insurance payments, awards or other payments from third parties arising out of the Casualty Loss. Any dispute concerning the amount of Net Casualty Loss shall be resolved pursuant to Section 13.1(b).

4.5.          Increased Interests. As soon as possible and no later than on or before three (3) business days before the Closing Date, Buyer shall in good faith notify Seller of any interest that would be an Asset but that is not specifically listed, including but not limited to additional Wells, or any increase in any NRI for an Entry Item (an “Increased Interest”). Seller shall notify Buyer of the same as soon as possible and no later than on or before three (3) business days before the Closing Date. The value of the Increased Interest shall be determined by the parties in good faith taking into account all relevant factors (and determining, wherever appropriate, a value that is based on the Allocated Value for the Entry Item and in proportion to the increase in the NRI of the Entry Item), and the aggregate Defect Value for all Defective Interests shall be reduced by such amount.

4.6.          Exclusive Remedy. THIS ARTICLE 4 SHALL, EXCEPT WITH RESPECT TO THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, BILL OF SALE AND CONVEYANCE, TO THE FULLEST EXTENT PERMITTED PURSUANT TO APPLICABLE LAW, BE THE EXCLUSIVE RIGHT AND REMEDY OF THE PARTIES WITH RESPECT TO TITLE DEFECTS AND INCREASED INTERESTS. EXCEPT WITH RESPECT TO THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, BILL OF SALE AND CONVEYANCE AND EXCEPT WITH REGARD TO ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES OF SELLER UNDER THIS AGREEMENT (AND ANY RIGHTS TO INDEMNIFICATION WITH REGARD TO ANY BREACH THEREOF), TO THE FULLEST EXTENT PERMITTED PURSUANT TO APPLICABLE LAW, BE THE EXCLUSIVE RIGHT AND REMEDY OF THE PARTIES WITH RESPECT TO TITLE DEFECTS AND INCREASED INTERESTS.  BUYER RELEASES, REMISES, AND FOREVER DISCHARGES SELLER AND ITS AFFILIATES AND ITS AND THEIR RESPECTIVE EMPLOYEES, AGENTS, ADVISORS AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTERESTS, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH BUYER MIGHT NOW OR SUBSEQUENTLY MAY HAVE BASED ON, RELATING TO, OR ARISING OUT OF, ANY TITLE DEFECT TO ANY ASSET. NOTWITHSTANDING THE FOREGOING, BUYER SHALL NOT HAVE ANY REMEDY UNDER THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, BILL OF SALE AND CONVEYANCE FOR ANY TITLE DEFECT TO ANY ASSET WHICH WAS (OR THE SUBJECT MATTER OF WHICH WAS) ASSERTED BY BUYER AND ADDRESSED PURSUANT TO THIS ARTICLE 4.

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Article 5

ENVIRONMENTAL MATTERS

5.1.          Environmental Representation and Standard. Seller represents that to its knowledge, after FRI making due and appropriate inquiry and investigation, and except for all matters listed on Exhibit G: (i) in conducting operations on the Assets, FRI, as operator of the Assets, has complied in all material respects with Environmental Laws and (ii) there does not exist and Seller has no notice of any litigation, binding arbitration, orders or proceedings under any Environmental Law seeking money damages, injunctive relief, remedial action, penalties, or cost recovery in connection with operations conducted on the Assets. BUYER ACKNOWLEDGES AND AFFIRMS THAT THE ASSETS HAVE BEEN UTILIZED FOR THE PURPOSE OF EXPLORATION, PRODUCTION AND DEVELOPMENT OF OIL AND GAS, AND THAT THE ASSETS WILL BE ACQUIRED IN THEIR “AS IS, WHERE IS” CONDITION, WITH ALL EXISTING FAULTS. BUYER HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE ASSETS, TO THE EXTENT BUYER DEEMS NECESSARY OR APPROPRIATE.

(a)          Environmental Standard. The facts stated in the foregoing representation, but without regard to Seller’s knowledge, are referred to herein as the “Environmental Standard.” Seller shall have no liability for the breach of the foregoing representation, or for the failure of the Environmental Standard to be true, except to the extent provided in Section 5.3.

(b)          Environmental Law(s). “Environmental Law(s)” means statutes, and the rules and regulations promulgated thereunder, compacts, treaties, conventions, rules, regulations, codes, plans, requirements, criteria, standards, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered by any federal, state or local governmental entity (“Laws”) relating to use, storage, emissions, discharges, cleanup, releases or threatened releases of pollutants, contaminants, naturally occurring radioactive material (“NORM”), chemicals or industrial, toxic or hazardous substances (“Pollutants’) on or into the environment (including without limitation ambient air, oceans, waterways, wetlands, surface water, ground water (tributary and non-tributary), land (surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Pollutants. Environmental Laws does not include laws concerning (i) restoration or reclamation that does not involve Pollutants; (ii) Man Made Material Fibers (“MMMF”); (iii) plugging and abandonment of wells; or (iv) employee health and safety. Environmental Laws, for purposes of this Section 5.1, means such laws as they were in effect and were consistently enforced as of the Effective Time.

5.2.          Environmental Notice. Buyer may give Seller notice (an “Environmental Notice”) of any fact or circumstance that evidences the material breach of Seller’s representation in Section 5.1, or that is materially in conflict with the Environmental Standard for matters related to operations and assessed prior to the Closing Date (an “Environmental Defect”); provided, however, that Buyer receives the Assets subject to any fact or circumstance listed or referred to on Exhibit G, and accordingly, such facts or circumstances shall not be a basis for asserting an Environmental Defect. Such Environmental Notice shall only be valid and effective if and only if it satisfies all of the following conditions precedent:

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(a)          If any Environmental Defect is discovered by Buyer, an Environmental Notice must be received by Seller as soon as reasonably practical after discovery of the Environmental Defect, but in any event on or before ten (10) business days prior to the Closing Date;

(b)          The Environmental Notice must be based on credible and probative evidence substantiated in good faith by Buyer’s environmental experts;

(c)          The evidence referred to in Section 5.2(b) must be fully described, substantiated in good faith by Buyer’s environmental experts, and in the case of documentary evidence, enclosed. Complete copies of all reports, tests, photographs, and other evidence supporting the position that an Environmental Defect has occurred must also be enclosed. All contrary evidence of which Buyer is aware shall also be included in the Environmental Notice;

(d)          The Environmental Notice must reasonably describe the remediation and/or restoration (“Cleanup”) required to remedy the Environmental Defect, or the damages claimed and likely to be recovered by a third party, each as recommended or estimated in good faith by Buyer’s environmental experts; and

(e)          The Environmental Notice must state Buyer’s good faith estimate of the amount of Loss (as defined in Article 14) potentially to be incurred by Buyer on account of the Environmental Defect.

If Seller does not receive an Environmental Notice as to any Entry Item within the period set forth above, Buyer shall be deemed to have accepted the Entry Item “as is, where is,” with all faults and to have waived Buyer’s rights to assert an Environmental Defect with respect to that Entry Item. Buyer may not assert an Environmental Defect solely with respect to the Surface Lands that are inclusive with other Environmental Defects asserted against other Assets.

5.3.          Remedy for Environmental Defects. If Buyer gives a valid Environmental Notice in accordance with Section 5.2, Seller may provide for one of the remedies in Section 5.3(a) with respect to the Environmental Defect that is the subject of such Environmental Notice, but each such remedy, and the aggregate of all remedies shall be limited in accordance with Section 5.4, subject to Seller’s right to exclude an affected Asset under Section 5.3(b).

(a)          Remedy. If Buyer delivers a valid Environmental Notice to Seller, Seller, at its election, shall have the option of (i) remediating the Environmental Defect at its Lowest Cost Response, (ii) contesting the existence of an Environmental Defect or Buyer’s estimate of the amount of all Losses associated with the Environmental Defect, or (iii) paying Buyer’s good faith estimate of the amount of all Losses associated with the Environmental Defect at its Lowest Cost Response in the form of a reduction to the Purchase Price (an “Environmental Adjustment”). Buyer shall waive and indemnify Seller for all Losses associated with such Environmental Defects that are remedied under sub-clauses (i) and (iii) above. “Lowest Cost Response” means the response required or allowed under Environmental Laws that cures, remediates, removes or remedies the applicable present condition alleged in an Environmental Notice at the lowest cost (assuming that the affected Asset continues to be used as an oil and gas property) sufficient to comply with Environmental Laws (and is also consistent with general industry standards) as compared to any other response that is required or allowed under Environmental Laws.

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(b)          Exclusion of Affected Asset. Seller may claim an Exclusion Adjustment in an amount equal to the Allocated Value of the Entry Item which is the subject of a valid Environmental Notice if the cost associated with the Loss at its Lowest Cost Response which is reasonably expected to be incurred by Buyer under this Article 5 with respect to the Entry Item after application of the limitations set forth in Section 5.4 is greater than twenty percent (20%) of the Allocated Value of the Entry Item. If an Asset is excluded pursuant to Section 5.3(a), the Purchase Price shall be reduced by the Allocated Value of the excluded Asset without application of a threshold or deductible.

(c)          Contested Environmental Defects. If Seller contests the existence of any Environmental Defect or Buyer’s estimate of the Cleanup costs at its Lowest Cost Response, Seller shall notify Buyer within five (5) business days after Seller’s receipt of the Environmental Notice. The notice shall state the basis for Seller’s contest of the Environmental defect or the estimate of the Cleanup cost at its Lowest Cost Response. Within three (3) business days after Buyer’s receipt of the notice, representatives of Seller and Buyer, knowledgeable in environmental matters, shall meet, and, within five (5) business days after Buyer’s receipt of the notice, either (i) agree to reject the Environmental Defect, in which case Buyer shall waive the Environmental Defect, or (ii) agree on the validity of the Environmental Defect and the estimated Cleanup costs at its Lowest Cost Response, in which case Seller shall have the options described in Section 5.3(a) (except the right to contest). If Seller and Buyer cannot agree on either option (i) or (ii) in the preceding sentence, the Environmental Defect or the estimated Cleanup costs at its Lowest Cost Response subject to the Environmental Notice shall be resolved in accordance with Section 5.10. Notwithstanding any of the preceding provisions of this Section 5.3(c), all Environmental Adjustments shall be made as of the Final Settlement Date or the associated Environmental Defect shall be deemed waived by Buyer, and Buyer shall accept assignment of and assume all liability for the affected Asset.

(d)          Implementing Cleanup. If Seller elects to Cleanup an Environmental Defect pursuant to Section 5.3(a), Seller shall select the means and methods of effecting the Cleanup at its Lowest Cost Response in accordance with applicable Environmental Law and any applicable agreement, but Seller shall not be required to perform any activities if the cost thereof would be site remediation costs assumed by Buyer in the transfer of the Assets hereunder, including without limitation, plugging and abandonment of Wells. Seller’s responsibilities for remediation under this Section 5.3(d) shall be limited to a reasonable standard appropriate for the use of an Asset for oil and gas activities.

5.4.          Limitations on Seller’s Obligations. Seller’s obligations under this Article 5 are limited as follows:

(a)          For valid Environmental Notices, and subject to the aggregate limitations in Section 5.4(b), Seller’s obligations shall only arise if the Cleanup at its Lowest Cost Response or Loss indemnification obligation to Buyer on account of an Environmental Defect is expected to exceed a deductible of $50,000 per “Incident”. If the Loss from an Environmental Defect that is a spill, release, discharge, or emission (a “Release”) of the same substance that occurs or reoccurs in the same general contaminated area on account of a singular cause or course of conduct, such a Release shall be considered as a single Incident.

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(b)          Seller’s obligations shall apply only to the amount of all Losses exceeding the deductible in Section 5.4(a) which also in the aggregate exceed a deductible amount of the greater of one and one-half percent (1.5%) of the Purchase Price net to Seller’s account.

5.5.          Environmental Indemnity. Except as expressly provided in this Article 5, on the Closing Date, Buyer shall assume all risk, liability, obligation and Loss in connection with, and shall defend, indemnify and save and hold harmless FRI and Seller and their respective affiliates, officers, directors, managers, shareholders, members, partners, representatives, employees, agents, successors, and assigns (collectively, “Indemnified Parties”), forever from and against all Losses incurred by such Indemnified Parties in connection with any Environmental Matter. “Environmental Matter” shall mean the following matters arising in connection with the Assets regardless of whether incurred with respect to events occurring prior to or after the Effective Time: (i) the violation of, and compliance with past, present and future laws relating to environmental matters, including Environmental Laws (which shall for purposes of this Section 5.5 include common law); (ii) remediation and restoration of the Assets, including, without limitation, plugging and abandonment and remediation of Well sites; (iii) NORM; (iv) MMMF; (v) laws relating to public or employee health and safety; and (vi) damage to persons or property on account of Pollutants.

5.6.          Applicability of Other Provision. Section 14.5 (Reservation as to Non-Parties) shall apply to the obligations and indemnifications provided in this Article 5.

5.7.          Buyer’s Reports. Buyer shall provide to FRI and Seller, any third party reports, or sections thereof, addressing any particular alleged Environmental Defect, and any reports commissioned by Buyer concerning an alleged Environmental Defect as set forth in a valid Environmental Notice, with such reports, or parts thereof, to be included with the Environmental Notice.

5.8.          Exclusive Remedy. This Article 5 is the exclusive agreement and the only remedy of Buyer in regard to Environmental Matters even if some other provision of this Agreement by its terms would otherwise cover Environmental Matters.

5.9.          Environmental Due Diligence Activities. For the purposes of this Agreement, Buyer has already conducted or will, to the extent it deems appropriate, conduct all of its environmental due diligence activities with respect to the Assets prior to the expiration of the period during which Buyer is entitled to give Seller Environmental Notices (such period being the “Environmental Due Diligence Period”). Such due diligence activities shall be conducted in accordance with and subject to the provisions of Section 3.2. During the Environmental Due Diligence Period, Buyer agrees: (i) to keep any data or information (including all analysis of such data) relating to Environmental Matters acquired by Buyer strictly confidential among Buyer and Seller, (ii) to immediately inform Seller if Buyer discovers a breach of the Environmental Standard that would result in a material Loss, and thereafter consult with Seller to formulate a mutually agreeable course of action to address the Environmental Matter, including consultations with appropriate governmental personnel.

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5.10.         Environmental Dispute Resolution. The parties agree to attempt to initially resolve all disputes concerning Environmental Matters through good faith negotiations. If the parties cannot resolve such disputes within the time period set forth in Section 5.3(c) to resolve such disputes, the parties agree to submit all such disputes to binding arbitration to be finally determined by an arbitrator mutually agreeable by Seller and Buyer taking into account appropriate factors and employing such independent attorneys and petroleum and/or environmental engineers as the arbitrator deems necessary or as reasonably requested by the parties. If Seller and Buyer cannot mutually agree on the selection of an arbitrator after ten (10) days, the arbitrator shall be selected by the American Arbitration Association. On or before ten (10) days after submission of the matter to arbitration, Buyer and Seller shall present their respective positions in writing to the arbitrator, together with such evidence as each party deems appropriate. The arbitrator shall be instructed to resolve the dispute through a final decision within thirty (30) days after submission of Buyer’s and Seller’s positions to the arbitrator. The costs incurred in employing the arbitrator shall be borne equally by Seller and Buyer. After the arbitrator makes a determination as to the disputes, the arbitrator shall instruct the parties to implement its decision or to pay monies, as appropriate. A decision may be filed in any court of competent jurisdiction and may be enforced by any party as a final judgment or such court. If Buyer claims or asserts Environmental Defects the aggregate amount of which, together with all other adjustments to the Purchase Price asserted by Buyer and Assets removed from this Agreement, would allow Seller or Buyer to terminate this Agreement under Section 2.5 (but neither Buyer nor Seller has elected to terminate this Agreement), but Seller disputes the existence or amount of such Environmental Defects and such disputes are submitted for resolution under this Section 5.10, then Closing will be postponed until five (5) business days after the arbitrator makes a determination with respect to such dispute, with Seller and Buyer retaining their rights to terminate this Agreement under Section 2.5 until four (4) business days after such determination is made.

Article 6

SELLER’S REPRESENTATIONS AND WARRANTIES

Each Seller and FRI (in its capacity as a Seller and the operator of the Assets), severally, but not jointly, makes the following representations and warranties solely on behalf of itself (and all references in this Article 6 to “Seller” shall be deemed to mean “each Seller”) and all representations and warranties contained in Sections 6.6, 6.8 through 6.21 shall be deemed to be made to the knowledge of Seller and FRI:

6.1.          Organization and Standing. Seller is a limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization.

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6.2.          Power. Seller has full power and authority and has taken all requisite action, corporate or otherwise, to authorize Seller to carry on Seller’s business as presently conducted, to own the Assets, to enter into this Agreement and to perform Seller’s obligations under this Agreement. Neither the execution and delivery of this Agreement nor the performance of Seller’s obligations hereunder will (i) violate any certificate of formation, bylaws, certificate of organization, limited liability company agreement, certificate of limited partnership and/or limited partnership agreement, as applicable; or (ii) violate or constitute a default under any law, regulation, contract, agreement, consent, decree or judicial order by which Seller or any of its officers, directors, stockholders, limited liability company members or partners are bound.

6.3.          Authorization and Enforceability. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions on Seller’s part. This Agreement constitutes Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

6.4.          Liability for Brokers’ Fees. Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

6.5.          No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by, or to the knowledge of Seller, threatened against Seller.

6.6.          Litigation. Schedule 6.6 sets forth all litigation and claims (the “Litigation”) pending or threatened in writing, against or by the Seller or the Assets, and none of the litigation would prevent the consummation of the transactions contemplated by this Agreement.

6.7.          Taxes. Except as set forth on Schedule 6.7: (a) all material tax returns that were required to be filed by the Seller on or before the date of this Agreement have been duly and timely filed and the information provided on each such tax return is complete and accurate in all material respects; (b) all Taxes shown as due on each such tax return have been timely paid in full and no other material Taxes are payable by the Seller with respect to items or periods covered by such tax returns; (c) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; (d) the Seller has paid all material amounts of Taxes due and owing any Governmental Authority in full with respect to the Assets; and (e) other than Permitted Encumbrances, there are no Tax liens on or with respect to the Assets.

6.8.          Material Contracts.

(a)          Schedule 6.8 sets forth all Contracts (other than oil and gas leases) of the type described below to which the Seller is a party (collectively, all of such Contracts, the “Material Contracts”):

(1)         any Contract that can reasonably be expected to result in aggregate payments by the Seller of more than Two Hundred Fifty Thousand Dollars ($250,000) during the current or any subsequent fiscal year of the Seller (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

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(2)         any Contract that can reasonably be expected to result in aggregate revenues to the Seller of more than Two Hundred Fifty Thousand Dollars ($250,000) during the current or any subsequent fiscal year of the Seller (based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(3)         any purchase, sales, transportation, processing, refining or similar Contract with respect to Hydrocarbons that is not terminable without penalty on sixty (60) days or less notice;

(4)         any indenture, mortgage, loan, note, credit or sale-leaseback or similar Contract to which the Seller is bound or to which the Assets are subject (whether the Seller is the borrower, lender or guarantor) and all related security agreements or similar agreements associated therewith that will not be released as of Closing;

(5)         any Contract that constitutes a lease (other than an oil and gas lease or similar lease), under which the Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by the Seller without penalty upon sixty (60) days or less notice and (B) involves an annual base rental of more than Fifty Thousand Dollars ($50,000);

(6)         any Contract with Seller or an Affiliate of Seller that will not be terminated prior to Closing;

(7)         any Contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise), of the Assets with a value in excess of $50,000 (other than inventory or sales of Hydrocarbons);

(8)         to the extent not otherwise identified in Schedule 6.8, any suretyship Contract, performance bond, working capital maintenance or other form of guaranty relating to the Assets that will be assumed by or binding upon Buyer after the Closing; and

(9)         to the extent not otherwise identified in Schedule 6.8, Contracts for the exchange of Hydrocarbons; farm-out or farm-in agreements; participation agreements; agreements of development; area of mutual interest agreements; gas balancing and deferred production agreements; plant agreements; production handling agreements; injection, repressuring and recycling agreements; carbon dioxide purchase or sale agreements; and salt water or other disposal agreements.

(b)          Except as set forth on Schedule 6.8 and except for such matters that would not have a material adverse effect (a) the Material Contracts and all other Contracts to which the Seller is a party are in full force and effect in accordance with their respective terms, (b) there exist no defaults thereunder by the Seller or by any other person that is a party to such Contracts and (c) no event has occurred that with notice or lapse of time or both would constitute any default under any such Contract by the Seller or any other person who is a party to such Contract.

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6.9.          No Violation of Laws. Except as set forth on Schedule 6.9 excluding Environmental Laws, the Seller has not violated any applicable laws with respect to the ownership and operation of the Assets or any permit or order of the Seller, except (in each case) where such violation would not have a material adverse effect.

6.10.         Preferential Rights. Except as set forth in Schedule 6.10, there are no preferential rights to purchase that are applicable to the transactions contemplated hereby.

6.11.         Restrictions on Assignment. Except as set forth in Schedule 6.11 and except for such consents that are Permitted Encumbrances under Section 4.1(e)(10), there are no consents or other restrictions on assignment that would be applicable in connection with the sale of the Assets.

6.12.         Royalties. Except for such matters that would not have a material adverse effect, the Seller has paid (a) all royalties due with respect to interests in the Assets owned by it, and (b) all bonus, rentals, and similar payments that are necessary to maintain in force its rights in and to the Assets. Except for such matters that would not have a material adverse effect, (a) the Leases are in full force and effect in accordance with their terms, (b) there exist no defaults under any of the Leases by the Seller or by any other Person that is a party to such Leases and (c) no event has occurred that with notice or lapse of time or both would constitute any default under any of such Leases by the Seller or any other Person who is a party to any of such Leases.

6.13.         Personal Property. Subject to the Permitted Encumbrances, the Seller has valid title to the personal property constituting a part of the Assets, except where lack of such title would not have a material adverse effect.

6.14.         No Notice of Violation of Environmental Laws. Seller has not received any written communication that alleges that the Seller is not in compliance with applicable Environmental Laws. Seller has not used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Hazardous Materials to any location in violation of any Environmental Law, except where the effect of such violation would not have a material adverse effect.

6.15.         Environmental Permits. Except as set forth in Schedule 6.15, Seller has obtained or has applied for all permits issued pursuant to Environmental Laws (collectively, the “Environmental Permits”) necessary for the conduct of its business relating to the Assets, and all such Environmental Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval. The Seller is in compliance with all terms and conditions of each Environmental Permit, in each case except where the failure to obtain or be in compliance with such Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not have a material adverse effect.

6.16.         Imbalances. To Seller’s Knowledge, Schedule 6.16 sets forth all gas imbalances associated with the Assets as of the Effective Time.

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6.17.         Drilling Obligations. Except as set forth on Schedule 6.17 there are no unfulfilled drilling obligations affecting the Assets, other than provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a lease.

6.18.         Current Commitments. Schedule 6.18 sets forth as of the date of this Agreement all authorizations for expenditures (“AFEs”) relating to the Assets to drill or rework wells or for other capital expenditures pursuant to any of the Material Contracts or any applicable joint operating agreement for which all of the activities anticipated in such AFEs or commitments have not been completed by the date of this Agreement.

6.19.         Seismic Data. Except as set forth in Schedule 6.8 the Seller is not a party to any Contract with a seismic vendor which will affect the Assets after Closing.

6.20.         Hedging. Except as listed on Schedule 6.20, the Seller is not a party to any oil, natural gas or other futures or options trading agreement or any price swaps, hedges, futures or similar instruments (collectively, “Futures/Swaps”) which will affect the Assets after Closing. None of the operators of the Assets have subjected the Seller’s share of Hydrocarbon production attributable to such Assets to any Futures/Swaps which will affect Buyer’s interest in the Assets after Closing.

6.21.         Sales Contracts. Except as set forth in any Contract listed on Schedule 6.8, no Person has any call upon, option to purchase, or similar rights with respect to the Seller’s share of the production of Hydrocarbons produced from the wells or units comprising a portion of the Assets. Seller is currently receiving from all purchasers of its Hydrocarbon production from the wells or units comprising a portion of the Assets or the operators thereof the proceeds attributable to its Net Revenue Interest from the sale of its Hydrocarbon production.

6.22.         Take or Pay, etc. Seller is not obligated, by virtue of a prepayment arrangement, a “take or pay” or other prepayment arrangement, a production payment, or any other arrangement, to deliver any volume of Hydrocarbons, or permit any other person to take any volume of Hydrocarbons, produced from or attributable to the Assets at some future time without then or thereafter receiving full payment therefor.

Article 7

BUYER’S REPRESENTATIONS AND WARRANTIES

7.1.          Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the law of the State of Nevada and is duly qualified to carry on its business in the State of Texas and in each state where failure to so qualify would have a material adverse effect on Buyer or its assets.

7.2.          Power. Buyer has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof will not violate, nor be in conflict with, any material provision of its organizational documents or other governing documents or of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to it.

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7.3.          Authorization and Enforceability. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite corporate action in its part. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

7.4.          Liability for Brokers’ Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

7.5.          Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or to the best of Buyer’s knowledge, threatened against it before any governmental authority that impedes or is likely to impede its ability to consummate the transactions contemplated by this Agreement and to assume the liabilities to be assumed by it under this Agreement (except for any such action, suit, proceeding, claim or investigation that does not and would not, individually or in the aggregate, have a material adverse effect on the same).

7.6.          Financial Resources. Buyer has the financial resources available to close the transaction contemplated by this Agreement without financing that is subject to any material contingency.

7.7.          Independent Evaluation. Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks. Buyer has been afforded the opportunity to examine materials made available to it by FRI and Seller with respect to the Assets including without limitation the Records (collectively, the “Background Materials”). The Background Materials are files, or copies thereof, that FRI and Seller have used in their normal course of business and other information about the Assets that FRI or Seller has compiled or generated. BUYER ACKNOWLEDGES AND AGREES THAT NEITHER FRI NOR SELLER HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO THE ACCURACY OR COMPLETENESS OF THE BACKGROUND MATERIALS OR ANY OTHER INFORMATION RELATING TO THE ASSETS FURNISHED BY OR ON BEHALF OF FRI OR SELLER OR TO BE FURNISHED TO BUYER OR ITS REPRESENTATIVES, INCLUDING WITHOUT LIMITATION ANY INTERNAL APPRAISALS AND/OR INTERPRETIVE DATA OF FRI OR SELLER. Buyer acknowledges and affirms that it has relied and will rely solely upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves associated with the Assets. To the extent Buyer deemed appropriate, Buyer’s representatives visited FRI’s offices and have been given sufficient opportunities to examine the books and records of FRI and Seller relating to the Assets. Neither FRI, Seller nor their respective affiliates, agents, representatives or employees shall have any liability to Buyer or its agents, representatives or employees resulting from any use, authorized or unauthorized, of the Background Materials or other information relating to the Assets provided by or on behalf of FRI and Seller or their respective agents, representatives or employees.

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7.8.         Waiver of DTPA. Seller and Buyer intend that Buyer’s rights and remedies with respect to the transaction contemplated by this Agreement and with respect to all acts or practices of Seller, past, present or future, in connection with the transaction contemplated by this Agreement shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act, Tex. Bus. & Com. Code Ann. § 17.41, et seq. (Vernon 1987) (the “DTPA”). As such, Buyer hereby waives the applicability of the DTPA to the transaction contemplated by this Agreement and any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights and remedies are applied directly by the DTPA itself of indirectly in connection with other statutes. Buyer hereby warrants and represents to Seller, as of the date hereof and as of the Closing Date, that (i) Buyer is not in a significantly disparate bargaining position, (ii) Buyer has been represented by legal counsel in connection with the transaction contemplated by this Agreement, which transaction does not involve the purchase or lease of a family residence occupied or to be occupied as a residence, and which transaction is for a consideration paid or to be paid that exceeds $500,000.00 and (iii) Buyer is a business consumer with assets of $5,000,000.00 or more according to Buyer’s most recent financial statement prepared in accordance with GAAP and has knowledge and experience in financial and business matters that enable Buyer to evaluate the merits and risks of the transaction. Buyer acknowledges that the Purchase Price is predicated upon this waiver of the DTPA and the inapplicability of the DTPA and Buyer’s representations and warranties contained in this Section 7.8, and the Seller, in determining to proceed with entering into this Agreement, has expressly relied upon this waiver and the inapplicability of the DTPA and Buyer’s representations and warranties contained in this Section 7.8.

Article 8

COVENANTS AND AGREEMENTS

8.1.         Covenants and Agreements of Seller and FRI. Seller and FRI (in its capacity as a Seller and the operator of the Assets) each covenant and agree with Buyer as follows:

(a)          Operations Prior to the Closing Date.

(1)         Seller’s Pre-Closing Operations. Prior to Closing, FRI, at the sole cost and expense of Seller, will conduct and complete those specific operations listed on Exhibit H attached hereto (the “Seller’s Pre-Closing Operations”). With respect to the cleaning and closing of certain surface pits listed on Exhibit H, prior to closing such pits, FRI will consult with Buyer to determine if Buyer prefers that FRI clean the pits by removing all water and other substances from such pits but not closing such pits so that such pits will remain available for Buyer’s use after Closing.

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(2)         Kingfisher 6-2 Well. The Lease described on Exhibit I attached hereto (the “Kingfisher Lease”) contains a provision that if a well is not commenced on the lands covered by the Kingfisher Lease by June 28, 2015, the Kingfisher Lease will be subject to partial termination as to certain lands covered by the Kingfisher Lease. Prior to June 28, 2015, FRI will either (i) commence the drilling of the Kingfisher 6-2 Well on the lands covered by the Kingfisher Lease or (ii) obtain at least a three (3) month extension under the Kingfisher Lease to the date on which the Kingfisher 6-2 Well must be commenced under the terms of the Kingfisher Lease in order to avoid partial termination of the Kingfisher Lease, the costs and expenses of which (either (i) or (ii) above) will be for the account of Buyer. If FRI commences the drilling of the Kingfisher 6-2 Well, it will remain as operator of the Kingfisher 6-2 Well and supervise the drilling of the Kingfisher 6-2 Well pursuant to the terms of the applicable joint operating agreement until casing point of such well (as such point is described in the applicable joint operating agreement), at which time FRI will resign as operator of such well and Buyer will take-over operations of such well as successor operator.

(3)         Other Operations. Except as otherwise consented to in writing by Buyer or provided in this Agreement from the date of execution hereof to the Closing Date, FRI shall use reasonable efforts to maintain and operate the properties in a good and workmanlike manner consistent with past practices. Subject to the provisions of Section 2.4, FRI and Seller shall pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with such operations. To the extent FRI or Seller receives written AFEs or actual notice of such, FRI or Seller, as applicable, shall notify Buyer of ongoing activities and major capital expenditures in excess of $50,000 per activity net to Seller’s interest conducted on the Assets and shall consult with Buyer regarding all such matters and operations.

(b)          Restriction on Operations. Except for the Current Operations and subject to Section 8.1(a), unless FRI and Seller obtains the prior written consent of Buyer to act otherwise, prior to the Closing Date FRI and Seller will use good faith efforts within the constraints of the applicable operating agreements and other applicable agreements to not (i) abandon any part of the Assets (except in the ordinary course of business or the abandonment of leases upon the expiration of their respective terms or if not capable of production in paying quantities), (ii) approve any operations on the properties anticipated in any instance to cost the owner of the Assets more than $50,000 per activity net to Seller’s interest (excepting emergency operations, operations required under presently existing contractual obligations, ongoing commitments under existing AFEs and operations undertaken to avoid a monetary penalty or forfeiture provision of any applicable agreement or order), (iii) convey or dispose of any material part of the Assets (other than replacement of equipment or the sale of oil, gas, and other liquid products produced from the Assets in the ordinary course of business) or enter into any farmout, farmin or other similar contract affecting the Assets if the net expense to Seller’s interest will be in excess of $50,000, (iv) let lapse any insurance now in force with respect to the Assets, or (v) materially modify or terminate any of the agreements which affect the Assets.

(c)          Marketing. Unless FRI and Seller obtains the prior written consent of Buyer to act otherwise, prior to the Closing Date FRI and Seller will not alter any existing marketing contracts currently in existence, or enter into any new marketing contracts or agreements providing for the sale of Hydrocarbons for a term in excess of sixty (60) days.

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(d)          Consents. For the purposes of obtaining the written consents required in this Section 8.1, this Section 8.1(d) shall control over Section 15.3, and Buyer designates the following contact person:

Ring Energy, Inc.

P.O. Box 11350

Midland, Texas 79702

Attn: Kelly Hoffman

(432)682-7464 (phone)

(432)682-7465 (facsimile)

email: khoffman@ringenergy.com

Such consents may be obtained in writing by mail or facsimile transmission, or given verbally if confirmed in writing.

(e)          Status. Each Seller shall use all reasonable efforts to maintain its legal status from the date hereof until the Final Settlement Date and to assure that as of the Closing Date it will not be under any material restriction that would prohibit or delay the timely consummation of the transactions contemplated hereby.

(f)          Compliance with Laws. Prior to the Closing Date, FRI and Seller shall attempt in good faith to comply in all material respects with all applicable statutes, ordinances, rules, regulations and orders relating to the ownership and operation of the Assets.

(g)          Insurance. Prior to the Closing Date, FRI and Seller (if Seller currently maintains such insurance) shall maintain its insurance with respect to the Assets as is reasonable and customary in the industry for properties comparable to the Assets.

(h)          Financial Statements.

(1)         FRI and Seller acknowledge that Buyer may be required to include statements of revenues and direct operating expenses and other financial information relating to the Assets (“Financial Statements”) in documents filed with the SEC by Buyer pursuant to the Securities Act of 1933, as amended, and that such Financial Statements may be required to be audited. In that regard, FRI and Seller shall provide Buyer reasonable access to such records (to the extent such information is available) and personnel of FRI and Seller as Buyer may reasonably request to enable Buyer, and its representatives and accountants, at Buyer’s sole cost and expense, to create and audit any Financial Statements that Buyer deems necessary. Notwithstanding the foregoing, (i) FRI and Seller shall in no event be required to create new records relating to the Assets and (ii) the access to be provided to Buyer pursuant to this Section 8.1(h) shall not interfere with Seller’s ability to prepare its own financial statements or its regular conduct of business and shall be made available during FRI and Seller’s normal business hours.

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(2)         FRI and Seller shall consent to the inclusion or incorporation by reference of the Financial Statements in any registration statement, report or other document of Buyer to be filed with the SEC in which Buyer reasonably determines that the Financial Statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Securities Exchange Act of 1934, as amended. Upon request of Buyer, FRI and Seller shall request the external audit firm that audits the Financial Statements (the “Audit Firm”) to consent to the inclusion or incorporation by reference of its audit opinion with respect to the audited Financial Statements in any such registration statement, report or other document. FRI and Seller shall provide Buyer and Buyer’s independent accountants with access to (i) audit work papers of FRI and/or Seller’s independent accountants and (ii) management representation letters provided by FRI and/or Seller to their independent accountants.

(i)          Non-Compete in Area of Interest. FRI and Seller agree that for a twelve (12) month period commencing on the Closing Date, each of FRI and Seller shall cease leasing, buying or otherwise participating in any manner (whether directly or indirectly) in any and all oil and gas activities within the geographical area comprising any portion of the Assets, as well a three (3) mile radius around any portion of such Assets (collectively, the “Area of Interest”). During the twelve (12) month period following the Closing Date, FRI and Seller shall promptly notify Buyer in writing of any potential oil and gas activities in the Area of Interest, and in such event, FRI and/or Seller (as the case may be) shall be allowed to pursue such activities in the event Buyer declines to pursue such activities or otherwise fails to respond to FRI and/or Seller within thirty (30) days after receipt of such notice.

8.2.         Covenants and Agreements of Buyer. Buyer covenants and agrees with Seller that:

(a)          Status. Buyer shall maintain its legal status from the date hereof until the Final Settlement Date. As of the Closing Date, Buyer will not be under any material restriction that would prohibit or delay the timely consummation of the transactions contemplated hereby.

(b)          Bonding; Insurance. On or before five (5) days prior to the Closing Date, Buyer shall provide evidence to FRI and Seller that Buyer has arranged to have in place, to be effective on the Closing Date and relating to the ownership and operation of the Assets after the Closing Date (i) all necessary federal, state, Indian and local bonds, and (ii) insurance as is reasonable and customary in the industry for properties comparable to the Assets.

(c)          Consents. Cooperate with Seller, at no expense to Buyer, in obtaining any required consents to assignment of any Assets as set forth in Section 4.2(g).

8.3.         Covenants and Agreements of the Parties. Buyer covenants and agrees with Seller that:

(a)          Operatorship; Seller/FRI Obligations. Seller and FRI each agree that it will promptly take (and/or cause each of its affiliates to take) such actions as are necessary for Buyer to become the successor operator of those Assets now operated by FRI and to obtain all necessary approvals of governmental authorities and will indemnify Buyer from any and all liabilities, costs and expenses in connection with the succession of FRI by Buyer as operator of the Assets now operated by FRI. Seller and/or FRI will provide executed originals to Buyer prior to the Closing Date to the extent available and in any event promptly after same becomes available, of all forms to be filed with the appropriate governmental authorities necessary to replace FRI as operator of the Assets.

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(b)          Government Reviews and Filings. Before and after the Closing Date, FRI, Seller and Buyer shall cooperate to provide requested information, make required filings with, prepare applications to and conduct negotiations with each governmental agency as required to consummate the transaction contemplated hereby. Each party shall make any governmental filings occasioned by its ownership or structure. Buyer shall make all filings after the Closing Date at its expense with governmental agencies necessary to transfer title to the Assets or to comply with laws and shall indemnify and hold harmless FRI and Seller from and against all claims, costs, expenses, liabilities and actions arising out of Seller’s holding of such title after the Closing Date and prior to the securing of any necessary governmental approvals of the transfer.

(c)          Data and Information.

(1)         Confidentiality. All data and information obtained from FRI and Seller in connection with the transactions contemplated by this Agreement whether before or after the execution of this Agreement, and data and information generated by Buyer in connection with this transaction (collectively the “Information”) is deemed by the parties to be confidential and proprietary to FRI and Seller. Following the Closing Date (and for a period of two (2) years if the consummation of the transactions contemplated hereunder should not occur for any reason), except as required by law, Buyer and its officers, agents and representatives will hold in strict confidence the terms of this Agreement and all Information, except any Information which : (i) at the time of disclosure to Buyer by FRI or Seller is in the public domain; (ii) after disclosure to Buyer by Seller becomes part of the public domain by publication or otherwise, except by breach of this covenant by Buyer; (iii) Buyer can establish by competent proof was rightfully in its possession at the time of disclosure to Buyer by FRI or Seller; (iv) Buyer rightfully receives from third parties free of any obligation of confidence; or (v) is disclosed to Buyer’s consultants, investors and lenders who similarly agree to protect the confidentiality of such Information and agree to use such Information only for their due diligence evaluation of the Assets.

(2)         Return of Information. If the transaction contemplated by this Agreement does not close on or before the Closing Date, Buyer shall (i) return to FRI all copies of the Records and Information generated by FRI or Seller or otherwise in the possession of Buyer obtained under the terms of this Agreement, which Information is at the time of termination required to be held in confidence pursuant to Section 8.3(c)(1); (ii) not utilize or permit utilization of the Information to compete with Seller; and (iii) destroy any and all notes, reports, studies or analyses made or generated by Buyer, based on or incorporating the Records and Information, and certify said destruction in writing to Seller. The terms of this Section 8.3(c) shall survive termination of this Agreement.

(3)         Injunctive Relief. Buyer agrees that Seller will not have an adequate remedy at law if Buyer violates any of the terms of this Section 8.3(c). In such event, Seller will have the right, in addition to any other right it may have, to obtain injunctive relief, without the requirement of posting a bond, to restrain any breach or threatened breach of the terms of this Section 8.3(c) or to obtain specific enforcement of such terms.

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(4)         Confidentiality. In connection with reviewing certain information during the bid process with respect to the Assets, Buyer executed a Confidentiality Agreement dated April 13, 2015. This Agreement shall supersede the provisions of the Confidentiality Agreement.

(d)          Facilities Sharing Agreement. If any Asset is excluded from this Agreement in accordance with the provisions hereof, then at Closing, Seller and Buyer agree to negotiate in good faith in an attempt to enter into a facilities sharing agreement pursuant to which Seller shall have the right to use all common facilities relating to ownership, operation and development of the Assets, including the water transportation facilities, the electric transmission facilities, pipelines, compressors, roads and other common surface facilities, such as storage tanks.

Article 9

TAX MATTERS

9.1.          Apportionment of Tax Liability. “Taxes” shall mean all ad valorem, property, production, excise, conservation, net proceeds, severance, and all other taxes and similar obligations assessed against the Assets or based upon or measured by the ownership of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom other than income taxes. With respect to the Assets and all personal property associated therewith, all Taxes shall be prorated between Seller and Buyer as of the Effective Time for all taxable periods that include the Effective Time; provided, however, that any Taxes determined by the value of any production or ownership of any property shall be deemed to be attributable to the period during which the Taxes were assessed. Accordingly, Buyer expressly assumes all obligations and liabilities for all Taxes attributable to the Assets which relate to the assessment of Taxes on production or ownership of the Assets after the Effective Time, and, subject to Section 13.1, Seller expressly retains all obligations and liabilities for all Taxes attributable to the Assets which relate to the assessment of Taxes on production or ownership of the Assets prior to the Effective Time.

9.2.          Calculation of Tax Liability. Consistent with Section 9.1 and with respect to the tax liability apportioned in Section 9.1, if any Taxes relating to the assessment of Taxes on ownership or operation of Assets are incurred by Seller for a tax period which commences prior to the Effective Time and extends for a period after the Effective Time, then the respective parties’ liability, if any, for such Taxes for both the period prior to the Effective Time and the period subsequent to the Effective Time shall be determined by prorating such Taxes to Seller in the ratio that the number of days in the assessment period before the Effective Time bears to the total number of days in the assessment period, and to the Buyer in the ratio that the number of days in the assessment period on or after the Effective Time bears to the total number of days in the assessment period. Based on the best current information available as of the Closing Date, the proration shall be made between the parties as an adjustment to the Purchase Price in accordance with Section 2.4.

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9.3.         Tax Reports and Returns. For the tax period in which the Effective Time occurs, Seller agrees to immediately forward to Buyer any such tax reports and returns received by Seller after the Closing Date and provide Buyer with appropriate information which is necessary for Buyer to file and require tax reports and returns. Buyer agrees to file all tax returns and reports applicable to the Assets that Buyer is required to file after the Closing Date, and pay all required Taxes payable with respect to the Assets subject to the provisions of Section 9.1.

9.4.         Sales and Transfer Taxes. Buyer shall be liable for and shall indemnify Seller for, any sales and use taxes, conveyance, transfer, and real estate transfer stamps or taxes that may be imposed on any transfer of the Assets pursuant to this Agreement. If required by applicable law, Buyer shall, in accordance with applicable law, calculate and remit any sales or similar taxes that are required to be paid as a result of the transfer of the Assets to Buyer. If Seller receives notice that any sales and/or use taxes are due, Seller shall promptly forward such notice to Buyer for handling.

Article 10

CONDITIONS TO CLOSING

10.1.       Seller’s Conditions. The obligations of Seller on the Closing Date are subject, at the option of Seller, to the satisfaction at or prior to the Closing Date of the following conditions precedent:

(a)          All Buyer’s representations and warranties contained in Article 7 of this Agreement shall be true in all material respects at and as of the Closing Date in accordance with their terms as if such representations and warranties were remade at and as of the Closing Date, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing Date in all material respects;

(b)          No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect on the Closing Date;

(c)          Seller shall have received the evidence of bonding and insurance as required in Section 8.2(b); and

(d)          Neither Buyer nor Seller has elected to terminate this Agreement pursuant to Section 2.5.

10.2.       Buyer’s Conditions. The obligations of Buyer on the Closing Date are subject, at the option of Buyer, to the satisfaction at or prior to the Closing Date of the following conditions:

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(a)          All representations and warranties of Seller contained in Article 6 of this Agreement shall be true in all material respects at and as of the Closing Date in accordance with their terms as if such representations and warranties were remade at and as of the Closing Date and Seller shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing Date in all material respects;

(b)          No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect on the Closing Date; and

(c)          Neither Buyer nor Seller has elected to terminate this Agreement pursuant to Section 2.5.

Article 11

RIGHT OF TERMINATION AND ABANDONMENT

11.1.       Termination. This Agreement may be terminated in accordance with the following provisions:

(a)          by Seller if the conditions set forth in Section 10.1 are not satisfied through no fault of Seller, or waived by Seller as of the Closing Date; or

(b)          by Buyer if the conditions set forth in Section 10.2 are not satisfied through no fault of Buyer or waived by Buyer as of the Closing Date.

11.2.       Liabilities Upon Termination.

(a)          Buyer’s Breach. If the transactions contemplated by this Agreement are not consummated on or before the date specified in Section 12.1 by reason of Buyer’s failure to tender performance of the Closing Date, and Seller is in compliance with the terms of this Agreement and terminates this Agreement, or if Seller terminates this Agreement pursuant to Section 11.1(a), FRI and Buyer shall thereafter (but within three (3) business days following the date such notice is received by Buyer) provide joint written instructions to the Escrow Agent to pay the Deposit to FRI as liquidated damages and as the sole and exclusive remedy of Seller, and Seller shall have no further obligation to Buyer with respect to the Assets or under this Agreement.

(b)          Seller’s Breach. If the transactions contemplated by this Agreement are not consummated on or before the date specified in Section 12.1 by reason of Seller’s failure to tender performance on the Closing Date, and Buyer is in compliance with the terms of this Agreement, and Buyer elects to terminate this Agreement in accordance with Section 11.1(b), FRI and Seller shall (but within three (3) business days following the date such notice is received by Seller) (i) provide joint written instructions to the Escrow Agent to return the Deposit to Buyer and (ii) pay to Buyer an amount equal to the Deposit as liquidated damages and as the sole and exclusive remedy of Buyer.

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(c)          Termination Without Liability. If this Agreement is terminated because of a failure of the conditions set forth in Section 10.1(b) or 10.2(b), or if this Agreement is terminated by the mutual agreement of the parties, FRI shall return the Deposit to Buyer, and each party shall release the other party for any and all liabilities and obligations under the terms of this Agreement.

Article 12

CLOSING

12.1.        Closing Date. Unless otherwise agreed to in writing and subject to the conditions stated in this Agreement the Closing Date shall be held on or before June 30, 2015.

12.2.        Place of Closing. The consummation of the transactions contemplated under this Agreement shall be held at FRI’s offices in Fort Worth, Texas, at 9:00 a.m. or at such other time and place as Buyer and Seller may agree in writing.

12.3.        Closing Obligations. On the Closing Date, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)          Seller and FRI shall execute, acknowledge and deliver to Buyer (1) an Assignment, Bill of Sale and Conveyance of the Assets (other than the Surface Lands) which Seller owns, effective as of the Effective Time to Buyer (in sufficient counterparts to facilitate filing and recording) substantially in the form of Exhibit J conveying the Assets (other than the Surface Lands and the Mineral Interests) with a special warranty of title (provided that Buyer shall not have any remedy under the special warranty of title in the Assignment, Bill of Sale and Conveyance for any Title Defect to any Asset which was (of the subject matter of which was) asserted by Buyer and addressed pursuant to Article 4 herein), but with no other warranties, express or implied, and in the existing condition “as is, where is”, (2) a special warranty deed covering the Surface Lands substantially in the form of Exhibit K, (3) a mineral deed with special warranty covering the Mineral Interests in the form of Exhibit L and (4) such other assignments, bills of sale, or deeds necessary to transfer the Assets to Buyer, including without limitation any conveyances on official forms and related documentation necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations (collectively, the “Conveyances”);

(b)          FRI, Seller and Buyer shall execute and deliver the Preliminary Settlement Statement;

(c)          Buyer shall deliver to FRI the Closing Amount by wire transfer in immediately available funds, or by such other method as may be agreed to by the parties hereto;

(d)          FRI and Buyer shall provide joint written instructions to the Escrow Agent to pay the Deposit to FRI.

(e)          Seller and FRI shall deliver to Buyer possession of the Assets which Seller and FRI own;

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(f)          FRI, Seller and Buyer shall execute and deliver letters in lieu directing all purchasers of production to pay Buyer the proceeds attributable to production from the Assets from and after the Effective Time;

(g)          Buyer shall deliver to Seller evidence of appropriate federal, state, Indian and local bonds relating to ownership of the Assets after the Closing Date and certificates of insurance evidencing that Buyer has obtained appropriate insurance covering the Assets;

(h)          FRI and Seller shall deliver to Buyer a certificate substantiating its non-foreign status in accordance with Treasury Regulations under Section 1445 of the Internal Revenue Code of 1986, as amended, in the form of Exhibit M (“FIRPTA certificate”);

(i)          Buyer shall prepare and FRI shall execute and deliver to Buyer all forms necessary for Buyer to assume operations on the Assets as agreed to by the parties; and

(j)          If applicable, Seller and Buyer will execute the facilities sharing agreement set forth in Section 8.3(d).

Article 13

POST-CLOSING OBLIGATIONS

13.1.          Post-Closing Adjustments. As soon as practicable after the Closing Date, but in no event later than ninety (90) days after the Closing Date, Seller shall prepare and deliver to Buyer, in accordance with GAAP, a final settlement statement (the “Final Settlement Statement”) setting forth each adjustment or payment that was not finally determined as of the Closing Date and showing the calculation of such adjustment and the resulting final purchase price (the “Final Purchase Price”). Notwithstanding anything contained in this Section 13.1 to the contrary, there shall be no adjustments on the Final Settlement Statement for any claims, demands, liabilities, judgments, causes of action, Loss, damages, costs and expenses arising out of gas balancing matters, suspense funds delivered by Seller to Buyer, title to the Assets, Environmental Matters or Current Operations, as the Buyer’s sole remedies for these matters are covered by other Sections of this Agreement. As soon as practicable after receipt of the Final Settlement Statement, but in no event later than on or before twenty (20) days after receipt of Seller’s proposed Final Settlement Statement, Buyer shall deliver to FRI a written report containing any changes that Buyer proposes to make to the Final Settlement Statement. Buyer’s failure to deliver to FRI a written report detailing proposed changes to the Final Settlement Statement by that date shall be deemed an acceptance by Buyer of the Final Settlement Statement as submitted by FRI. The parties shall agree with respect to the changes proposed by Buyer, if any, no later than ten (10) days after receipt by FRI of Buyer’s comments to the Final Settlement Statement. The date upon which such agreement is reached or upon which the Final Purchase Price is established for a transaction shall be herein called the “Final Settlement Date.” If (1) the Final Purchase Price is more than the Closing Amount, Buyer shall pay FRI, on behalf of Seller, the amount of such difference, or (2) the Final Purchase Price applicable to Buyer is less than the Closing Amount, FRI, on behalf of Seller, shall pay to Buyer the amount of such difference, in either event by wire transfer of immediately available funds. Payment by Buyer or FRI, as the case may be, shall be within three (3) business days of the Final Settlement Day.

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(a)          Final Settlement Statement.  The Final Settlement Statement and the Final Purchase Price paid thereunder shall be a final settlement as between Buyer and Seller for all adjustments to the Purchase Price, and as of the Final Settlement Date, Buyer shall assume all of the obligations and liabilities associated with the Assets, whether before, on or after the Effective Time.

(b)          Dispute Resolution.  If the parties are unable to resolve a dispute as to the Final Purchase Price by ten (10) days after FRI’s receipt of Buyer’s comments to the proposed Final Settlement Statement, the parties shall submit the dispute to binding arbitration to PricewaterhouseCoopers LLP in accordance with the following procedures.  No later than thirty (30) days after initiating the arbitration procedure, the arbitrator shall conduct a hearing, at which time the parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required, but the arbitrator shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate.  The arbitrator shall render its decision specifically establishing the Final Purchase Price within ten (10) days after the hearing.  A decision may be filed in any court of competent jurisdiction and may be enforced by any party as a final judgment of such court.  Without the consent of both FRI and Buyer, the arbitration shall not determine any issues other than adjustments to be made pursuant to Section 2.4.

13.2.          Records.  Within twenty (20) business days following the Closing Date, FRI shall make the Records available for pick up by Buyer.  FRI may retain copies of the Records, and FRI, Seller and Seller’s predecessors in title shall have the right to review and copy the Records during normal business hours upon reasonable notice to Buyer.  Buyer agrees to not destroy or otherwise dispose of the records for a period of six (6) years after the Closing Date without giving FRI and Seller reasonable advance notice and an option at Seller’s sole election to take delivery of such Records.

13.3.          Transfer and Recording Fees.  Seller shall submit all assignments and changes of operator forms for filing or recording with the appropriate governmental or regulatory offices and shall pay all documentary, transfer, filing, licensing, and recording fees required in connection with the processing, filing, licensing or recording of all such documents.

13.4.          Additional Proceeds and Invoices.  From and after the Closing Date until the Final Settlement Date, promptly after its receipt thereof, but only to the extent that such proceeds or invoices shall not have been the subject of an adjustment to the Purchase Price, (i) FRI and Seller agree to pay promptly to Buyer any and all proceeds received by FRI or Seller that are attributable to the post-Effective Time production of Hydrocarbons from the Assets and to forward all unpaid invoices received by FRI or Seller that are attributable to the production of Hydrocarbons from the Assets on or after the Effective Time, and (ii) Buyer agrees to pay promptly to FRI any and all proceeds that are attributable to the pre-Effective Time production of Hydrocarbons from the Assets and to forward all unpaid invoices received by Buyer that are attributable to the production of Hydrocarbons from the Assets prior to the Effective Time, including any of such proceeds that were held in suspense by the purchasers of production.  Nothing in this Section 13.4 shall modify the indemnification obligations of the Parties set forth in this Agreement.

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13.5.          Further Assurances.  From time to time after the Closing Date, Seller, FRI and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably necessary in order to more effectively assure to the other the full beneficial use and enjoyment of the Assets and otherwise to accomplish the purposes of the transactions contemplated by this Agreement.

13.6.          Suspense Funds.  FRI agrees to convey and Buyer agrees to receive all suspense funds held by FRI, as of the date Buyer assumes the accounting functions relating to the Assets, for the benefit of royalty, overriding royalty interest (and all other such non-cost bearing interests) and working interest owners attributable to the Assets, and Buyer shall assume and defend, indemnify and hold Seller, FRI and their respective employees harmless from all costs, expenses, claims, demands and causes of action associated with such funds, but only as to the suspense funds actually transferred and not as to any liability resulting from FRI’s or Seller’s failure to pay or retain any amounts prior to the Closing Date.

Article 14

ASSUMPTION OF OBLIGATIONS AND INDEMNIFICATION

14.1.          Assumption of Liabilities and Obligations of Buyer.  After the Closing Date, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to (i) the owning, developing, exploring, operating or maintaining of the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets, relating to periods on and after the Effective Time, including without limitation, the payment of Capital/LOE/JIB Expenses and Taxes, the obligations to plug and abandon all Wells and reclaim all Well sites, the make-up and balancing obligations for overproduction of gas from the Wells, all obligations arising under the agreements affecting the Assets, and (ii) the failure of any of Buyer’s warranties and representations hereunder to be true (collectively, the “Assumed Liabilities”).

14.2.          Buyer’s Indemnification of Seller.  After the Closing Date, Buyer shall assume all risk, liability, obligation and Losses in connection with, and shall defend, indemnify and save and hold harmless each Seller and FRI, their respective affiliates, officers, directors, managers, shareholder, members, partners, employees, representatives, agents, beneficiaries, personal representatives, successors and assigns forever from and against all Losses (other than Losses arising from Seller’s (a) Retained Liabilities, and (b) liabilities for Environmental Matters retained by Seller under Article 5) which arise from or in connection with (i) the Assumed Liabilities, (ii) any matter for which Buyer has agreed to indemnify Seller and/or FRI in this Agreement, or (iii) any breach by Buyer of this Agreement (subject to the limitations of Section 11.2).  “Losses” shall mean any actual loss, cost, expense, liability (including, civil fines), damage, demands, suits, sanctions of every kind and character including reasonable fees and expenses of attorneys, technical experts and expert witnesses reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages.  Buyer shall be deemed to have released Seller and FRI on the Closing Date from any Losses for which Buyer has agreed to retain or indemnify Seller and FRI hereunder.

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14.3.          Liabilities and Obligations Retained by Seller.  Subject to Section 13.1, Seller hereby retains and shall pay, perform, fulfill and discharge, for a period of six (6) months from Closing, all claims, costs, expenses, liabilities and obligations accruing or relating to (i) the owning, developing, exploring, operating or maintaining of the Assets which it owns or the producing, transporting and marketing of Hydrocarbons from such Assts, relating to periods before the Effective Time, including without limitation, the payment of Capital/LOE/JIB Expenses and Taxes and all obligations arising under the agreements which affect the Assets, but excluding costs, expenses and losses arising out of gas balancing matters, suspense funds delivered by FRI to Buyer, title to the Assets, Environmental Matters or Current Operations, as Buyer’s exclusive remedies for these matters are set forth in other Sections of this Agreement, (ii) the failure of Seller’s warranties and representations hereunder to be true, (iii) Seller’s failure to properly or timely pay royalties with respect to the production of Hydrocarbons for the period prior to the Effective Time, (iv) any claims under the Material Contracts that arose or were incurred prior to the Effective Time, (v) all Litigation and any other litigation or claims arising prior to the Closing Date, whether or not scheduled, which affect Seller or the Assets; (vi) liability of Seller to third parties for personal injury or death or property damage as a result of ownership or operation of the Assets prior to the Effective Time, and (vii) ad valorem, property, severance and similar taxes attributable to Seller’s ownership of the Assets prior to the Effective Time.  Subject to Sections 13.1 and 14.4, Seller hereby indefinitely retains and shall pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to (i) Taxes relating to Seller or the Assets and (ii) the Excluded Assets.  The foregoing obligations and liabilities to be retained by Seller shall be collectively deemed the “Retained Liabilities” and shall be retained dollar for dollar, except as provided in Section 14.4.  To the extent that a claim is made with respect to a Retained Liability prior to the expiration of the six (6) month survival period for such Retained Liability (if applicable), Seller shall retain such liability indefinitely or until it is resolved.

14.4.          Seller’s Indemnification of Buyer.  After the Closing Date, each Seller shall defend, indemnify and save and hold harmless Buyer, its officers, directors, employees, representatives, agents, beneficiaries, personal representatives, successors and assigns forever from and against all Losses (other than Losses arising from Buyer’s Assumed Liabilities) which arise from or in connection with (i) the Retained Liabilities of Seller, (ii) any matter for which Seller has agreed to indemnify Buyer in this Agreement, or (iii) any breach by Seller of this Agreement (subject to the limitations of Section 11.2).  “Losses” shall have the meaning set forth in Section 14.2. Seller’s obligations under indemnities for the Retained Liabilities shall only arise to the extent the indemnity for any individual event exceeds a deductible of $50,000 net to Seller’s account. Notwithstanding anything contained in this Agreement to the contrary, Seller’s obligations under all indemnities by Seller contained in this Agreement shall not, in the aggregate and without duplication, exceed twenty-five percent (25%) of the Purchase Price as it may be adjusted under this Agreement up to the Final Settlement Date.  Further, Seller’s indemnification obligations under this Section 14.4 do not cover or apply to any claims, judgments, causes of action, Loss, damages, costs or expenses arising out of gas balancing matters, suspense funds delivered by Seller to Buyer, title to the Assets, environmental matters or Current Operations, as Buyer’s exclusive remedies for these matters are set forth in other Sections of this Agreement.

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14.5.          Reservation as to Non-Parties.  Nothing herein is intended to limit or otherwise waive any recourse Buyer (or Seller or FRI) may have against any non-party for any obligations or liabilities which may be incurred with respect to the Assets.

Article 15

MISCELLANEOUS

15.1.          Exhibits.  The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

15.2.          Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

15.3.          Notices.  Except as provided in Section 8.1(d), all notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below.  Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered, when received, (ii) if sent by certified mail, return receipt requested, three (3) days after sending, (iii) if sent by overnight courier, one day after sending, or (iv) if sent by facsimile transmission or electronic mail, when written confirmation is received.  All notices shall be addressed as follows:

If to Seller:

c/o Finley Resources Inc.
1308 Lake Street, Suite 200
Fort Worth, Texas 76102
Attn:  Clinton Koerth
(817) 336-1924 (phone)
(817) 336-1925 (facsimile)
email: clint@finleyresources.com

If to Buyer:

Ring Energy, Inc.

P.O. Box 11350

Midland, Texas 79702

Attn: Kelly Hoffman

(432)682-7464 (phone)

(432)682-7465 (facsimile)

email: khoffman@ringenergy.com

Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

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15.4.          Amendments.  Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the part to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

15.5.          Assignment.  Buyer shall not assign all or any portion of its respective rights or delegate all or any portion of its respective duties hereunder unless it continues to remain liable for the performance of its obligations hereunder; provided that Buyer may not assign the benefits of Seller’s indemnity given pursuant to Article 5 and any permitted assignment shall not include such benefits.  No such assignment or obligation shall increase the burden on Seller or impose any duty on Seller to communicate with or report to any transferee, and Seller may continue to look to Buyer for all purposes under this Agreement.

15.6.          Announcements.  There shall be no press release or other public announcement by Buyer concerning this Agreement or the transactions contemplated hereby, unless such press release or announcement is approved by Seller in writing, or except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange.

15.7.          Headings.  The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

15.8.          Counterparts.  This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute by one and the same instrument.  Execution can be evidenced by facsimile transmission or electronic mail (in .pdf format) of signature pages with original signature pages to promptly follow in due course.

15.9.          References.  References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations.  As used in this Agreement, “person” shall mean any natural person, corporation, partnership, court, agency, government, board, commission, trust, estate or other entity or authority.

15.10.         Governing Law.  This Agreement and the transactions contemplated hereby and any litigation, arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Texas.

15.11.         Entire Agreement.  This Agreement constitutes the entire understanding among the parties, their respective partners, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

15.12.         Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns.

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15.13.         Survival.  The representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year following the Closing Date.  The representations and warranties shall terminate after such date.  Notwithstanding the preceding provisions of this Section 15.13, the representations and warranties of the parties contained in Sections 6.3, 6.4, 7.3, 7.4, 7.5, 7.6, and 7.8 shall survive without limitation or termination.

15.14.         Closing Conditions.  If the transactions contemplated hereunder are consummated, all conditions of closing set forth in Article 10 shall be deemed to have been satisfied or waived.

15.15.         No Third-Party Beneficiaries.  This Agreement is intended only to benefit the parties hereto and their respective permitted successors and assigns.

15.16.         DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES HERETO EACH DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR COMMUNICATION (ORALLY OR IN WRITING) TO THE OTHER PARTY (INCLUDING, BUT NOT LIMITED TO, ANY INFORMATION CONTAINED IN ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ANY SUCH PARTY BY ANY OFFICER, STOCKHOLDER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR CONTRACTOR OF SUCH DISCLAIMING PARTY OR ITS AFFILIATES OR ANY ENGINEER OR ENGINEERING FIRM, OR OTHER AGENT, CONSULTANT OR REPRESENTATIVE) WHEREVER AND HOWEVER MADE, INCLUDING, BUT NOT LIMITED TO, THOSE MADE IN ANY DATA ROOM OR DATA DOCUMENTS AND ANY SUPPLEMENTS OR AMENDMENTS THERETO OR DURING ANY NEGOTIATIONS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO (A) THE AMOUNT, VALUE, QUALITY OR DELIVERABILITY OF HYDROCARBONS OR RESERVES ATTRIBUTABLE TO THE ASSETS OR (B) ANY GEOLOGICAL, ENGINEERING OR OTHER INTERPRETATIONS OR ECONOMIC VALUATION.  THE ASSETS ARE SOLD WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF TITLE EXCEPT AS TO PERSONS CLAIMING BY, THROUGH OR UNDER SELLER.  ALL TANGIBLE PERSONAL PROPERTY INCLUDED IN THE ASSETS IS SOLD “AS IS, WHERE IS,” AND SELLER MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE, AS TO (I) MERCHANTABILITY, (II) FITNESS FOR ANY PARTICULAR PURPOSE, (III) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR (IV) CONDITION.  THE PARTIES AGREE THAT THE PRECEDING DISCLAIMERS OF WARRANTY ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

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15.17.         Like-Kind Exchange.

      (a)          Seller shall have the right at its option, to dispose of the Assets, or any portion thereof, through a transaction that is structured to qualify as a like/kind exchange of property within the meaning of Section 1031 of the Internal Revenue Service Code of 1986, as amended (the “Code”).  Buyer agrees to cooperate with Seller in Effecting a qualifying like/kind exchange through a trust, escrow or other means as determined by Seller; provided, however, that Seller shall hold Buyer harmless from any expense, obligation or liability, without limitation, which Buyer may suffer in connection with or arising out of Buyer’s cooperation with Sellers’ treatment of the Assets as part of a like/kind exchange.  Seller shall have the right to assign its rights, but not its obligations, under the Agreement, in whole or in part, to a “qualified intermediary” (as defined under the Code) or as otherwise necessary or appropriate to effectuate a like/kind exchange and Buyer agrees to recognize said qualified intermediary.  Seller shall be solely responsible for assuring the effectiveness of the exchange for Seller’s tax purposes and Buyer does not represent to Seller any particular tax treatment will result to Seller as a result thereof.  In no event shall any like/kind exchange contemplated by this provision cause an extension of the Closing Date set forth herein.

      (b)          Buyer shall have the right at its option, to acquire the Assets, or any portion thereof, through a transaction that is structured to qualify as a like/kind exchange of property within the meaning of Section 1031 of the Code. Seller agrees to cooperate with Buyer in effecting a qualifying like/kind exchange through a trust, escrow or other means as determined by Buyer; provided, however, that Buyer shall hold Seller harmless from any expense, obligations or liability, without limitation, which Seller may suffer in connection with or arising out of Seller’s cooperation with Buyer’s treatment of the Assets as part of a like/kind exchange.  Buyer shall have the right to assign its rights, but not its obligations, under this Agreement, in whole or in part, to a “qualified intermediary” (as defined under the Code) or as otherwise necessary or appropriate to effectuate a like/kind exchange and Seller agrees to recognize said qualified intermediary.  Buyer shall be solely responsible for assuring the effectiveness of the exchange for Buyer’s tax purposes and Seller does not represent to Buyer any particular tax treatment will result to Buyer as a result thereof.  In no event shall any like/kind exchange contemplated by this provision cause an extension of the Closing Date set forth herein.

15.18.         Several, Not Joint, Liability of Each Seller.  The liabilities and obligations of each Seller under this Agreement shall be several and not joint (except as noted below with respect to FPC and FRI). Such liabilities and obligations shall be in proportion of seventy nine and 90/100ths percent (79.90%) to FPC and FRI, jointly and severally, two and 55/100ths percent (2.55%) to BDT, one and 275/1000ths percent (1.275%) to Metcalfe, one and 275/1000ths percent (1.275%) to Grasslands and fifteen percent (15%) to BOG.

15.19.         FRI.  FRI is executing this Agreement as a Seller and in its capacity as the operator of the Assets to perform the covenants of FRI as the operator of the Assets as set forth in (i) Sections 3.1 and 3.2, (ii) Article 6, (iii) Article 8, (iv) Section 11.2, (v) Section 12.3, (vi) Article 13, and (vii) Section 15.20.  For purposes of this Agreement, any breach by FRI of any of the covenants of FRI as set forth in this Section 15.19 shall be deemed to be a breach by Seller of such covenants, as if such covenants were the covenants of Seller (and they shall be deemed to be for purposes hereof), and any liability relating to such breach by FRI shall be borne by Seller, according to the proportions set forth in Section 15.18.  It is acknowledged that FRI shall have no personal liability for monetary damages associated with a breach of such covenants by FRI (and it is further acknowledged and agreed that (i) Seller shall be solely liable with regard thereto, as described in the immediately preceding sentence, and (ii) to the extent that Buyer does elect to pursue claims for monetary damages based on, or relating, to a breach of covenants by FRI under this Agreement, Buyer agrees that it shall pursue indemnification from Seller with regard thereto under Section 14.4, as described above); provided, however, that notwithstanding the above, in lieu of pursuing indemnification for monetary damages in connection with a breach of covenants by FRI (as described above), Buyer shall be entitled to obtain injunctive or other equitable relief against FRI without the necessity of posting a bond, as Buyer’s sole and exclusive remedy against FRI, to restrain any breach or threatened breach or to otherwise to specifically enforce the covenants of FRI under this Agreement, it being agreed that monetary damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.

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15.20.         Seller’s Representative.  Seller hereby appoints FRI as their sole representative (“Seller’s Representative”) to act as the agent and on behalf of Seller for all purposes under this Agreement, including for the purposes of:  (i) administering and supervising the conduct of Buyer’s title review pursuant to Article 4 and the conduct of Buyer’s physical inspection of the Assets pursuant to Article 5, including, without limitation, determining any adjustments to the Purchase Price in accordance with Article 4 or Article 5, giving and receiving environmental reports, materials, and assessments as provided in Article 5; (ii) entering into the escrow agreement for the Deposit and receiving the Deposit and the Purchase Price pursuant to Section 2.1, Section 2.2 and Section 12.3 and, if applicable, the Final Purchase Price pursuant to Section 13.1; (iii) determining whether the conditions to Closing in Section 10.1 have been satisfied and supervising the Closing, including waiving any such condition if Seller’s Representative, in its sole discretion, determines that such waiver is appropriate; (iv) taking any action that may be necessary or desirable, as determined by Sellers’ Representative in its sole discretion, in connection with the termination of this Agreement in accordance with Section 11.1; (v) taking any and all actions that may be necessary or desirable, as determined by Seller’s Representative in its sole discretion, in connection with the amendment of this Agreement or waivers of any term of this Agreement; (vi) taking any and all actions that may be necessary or desirable, as determined by Seller’s Representative in its sole discretion, in connection with the payment of the costs and expenses incurred with respect to Seller in connection with the transactions contemplated by this Agreement; (vii) granting any consent or approval on behalf of Seller under this Agreement; and (viii) taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement to be performed by Seller’s Representative on behalf of Seller.  As the representative of Seller, Seller’s Representative shall act as the agent for Seller, shall have authority to bind Seller in accordance with this Agreement, and Buyer may rely on such appointment and authority.

Executed on the dates set forth in the acknowledgments below but effective as of the Effective Time.

[Signature Page to Follow]

43

SELLER:

FINLEY PRODUCTION CO., LP

By:	FPC GP, LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, VP Land & Acquisitions

BDT OIL & GAS, LP

By:	BDT GP, LLC,
its General Partner

By:	/s/ Brent D. Talbot
Brent D. Talbot, President

METCALFE OIL, LP

By:	Metcalfe GP, LLC,
its General Partner

By:	/s/ Stephen M. Clark
Stephen M. Clark, President

GRASSLANDS ENERGY LP

By:	Grasslands GP, LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, President

BUFFALO OIL & GAS, LP

By:	SHBL Management, Inc.,
its General Partner

By:	/s/ Bobby Lutz
Bobby Lutz, President

FINLEY RESOURCES INC.

By:	/s/ Clinton H. Koerth
Name:	Clinton H. Koerth
Title:	VP of Land & Acquisition

BUYER:

RING ENERGY, INC.

By:	/s/ Kelly Hoffman
Kelly Hoffman, Chief Executive Officer

EXHIBIT A-1

Leases and Lands

EXHIBIT A-2

Wells

EXHIBIT B

Allocated Values

EXHIBIT C

Surface Lands

EXHIBIT D

Mineral Interests

EXHIBIT E

Excluded Assets

Notwithstanding anything to the contrary contained herein, there is hereby excluded from this purchase and sale, and the Assets shall not cover or include any of the following:

(a)          Proprietary seismic, geological, geochemical, and geophysical data or interpretations of data relating to the Assets, whether belonging to Seller or licensed from third parties but only to the extent they are restricted from transfer or distribution by any legal constraints, obligations of confidence or prior agreements with third parties, if any;

(b)          Trade credits, accounts, deposits with utilities, causes of action, and notes receivable and adjustments or refunds (including without limitation transportation tariff refunds, take-or-pay claims, audit adjustments claims for under-or-non-payment and over, inaccurate or excessive billings, and claims with respect to breach of contract) arising under contracts and agreements and attributable to the Assets with respect to any period before the Effective Time, including, without limitation, any claim Seller may have for refunds or reimbursement of money that may have been paid by Seller to any current or prior operator of the Assets on account of over-billings, excessive billings and inaccurate billings or otherwise made by such operator as a result of Seller’s interest in the Assets;

(c)          Oil, gas and associated hydrocarbon products produced from the Assets prior to the Effective Time; and

(d)          All claims and causes of action Seller may have, as of the Effective Time, against any purchaser or purchasers of oil or gas produced from the Assets or parties to any agreements or contracts applicable to the Assets.

(e)          Photocopies of any of the Records made by Seller.

(f)          Any Asset excluded from this Agreement pursuant to the provisions hereof.

EXHIBIT F

Current Operations

EXHIBIT G

Environmental Matters

EXHIBIT H

Seller’s Pre-Closing Operations

EXHIBIT I

Kingfisher Lease

EXHIBIT J

Form of Assignment, Bill of Sale and Conveyance

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”), dated effective May 1, 2015 (the “Effective Time”), is from FINLEY PRODUCTION CO., LP, BDT OIL & GAS, LP, METCALFE OIL, LP, GRASSLANDS ENERGY LP, BUFFALO OIL & GAS, LP and FINLEY RESOURCES INC., each having an address c/o Finley Resources Inc., 1308 Lake Street, Suite 200, Fort Worth, Texas 76102 (collectively, “Assignor”) to RING ENERGY, INC., having an address at P.O. Box 11350, Midland, Texas 79702(“Assignee”).

For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, bargains, conveys to Assignee all of Assignor’s right, title and interest, in and to the following (all of which are called the “Assets”):

1.          All of Assignor’s right, title and interest in and to the oil and gas leases specifically described in Exhibit A-1 (collectively, the “Leases”) insofar and only insofar as the Leases cover the lands and specified depths described in Exhibit A-1 (the “Lands”), the royalties, overriding royalties, net profits interests, production payments and other interests, if any, owned by Assignor burdening the Leases, and any and all right, title and interest in and to the oil, gas and all other hydrocarbons in, on or under the Lands and other hydrocarbons and products, whether liquid or gaseous, produced in association therewith (“Hydrocarbons”) after the Effective Time and all other minerals of whatever nature in, on or under the Leases and Lands and lands pooled or unitized therewith.

2.          The oil and gas wells located on the Leases and Lands, or lands pooled or unitized therewith, including without limitation, the oil and gas wells specifically described in Exhibit A-2, whether producing, non-producing or plugged (the “Wells”), all injection and disposal wells on the Leases or Lands, and all personal property and equipment located on or used in the operation of the Wells as of the Effective Time, but excluding all tools, administrative computer equipment and other personal property of Assignor not intended to be included in the Assets.

3.          The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby to the extent that they relate to or affect any of Assignor’s properties and interests described in Paragraphs 1 and 2 or the production of Hydrocarbons, if any, attributable to said properties and interests after the Effective Time.

4.          The rights, to the extent transferable, in and to all existing and effective oil, gas, liquids, condensate, casinghead gas and natural gas sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments insofar only as they relate to any of Assignor’s properties and interests described in Paragraphs 1, 2 and 3, excluding, however, any insurance contracts.

5.          All of the personal property, fixtures, improvements, permits, licenses, approvals, servitudes, rights-of-way and easements, including, without limitation the rights-of-way and easements set forth on Exhibits A-1 and A-2, surface leases and other surface rights (including, but not limited to, any wells, tanks, boilers, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, other appurtenances and facilities) located on and used in connection with or otherwise related to the exploration for or production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or water produced from the properties and interests described in Paragraphs 1 through 4 to the extent that they are located on or used in the operation of such properties and interests as of the Effective Time, and all contract rights (including rights under leases to third parties) related thereto, but excluding all tools, administrative computer equipment and other personal property of Seller not intended to be included in the Assets.

6.          The files, records, data and information relating to the items described in Paragraphs 1 through 5, maintained by Assignor (the “Records”), including without limitation, accounting files relating to the Assets, lease files, land files, well files, gas, oil and other hydrocarbon sales contract files, gas processing files, division order files, abstracts, title opinions, all electronic files directly related to the Assets, AFEs, and all other information of every type related exclusively or primarily to any of the Assets but excluding the following: (i) all of Assignor’s internal appraisals and interpretive data related to the Assets, (ii) all information and data under contractual restrictions on assignment, (iii) all privileged information and intellectual property, (iv) Assignor’s corporate, financial, employee and general tax records that do not relate exclusively to the Assets, (v) all accounting files that do not relate exclusively to the Assets, and (vi) any Excluded Assets identified in the Purchase Agreement(defined below).

TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever, and Assignor agrees to warrant and forever defend title to the Assets unto Assignee, its successors and assigns, against the claims of persons claiming by, through or under Assignor, but not otherwise, excluding, however, from such warranty any Title Defect (as defined in the Purchase Agreement) asserted by Assignee and addressed pursuant to the Purchase Agreement.

This Assignment is made and accepted expressly subject to the following terms and conditions:

A.           THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, OTHER THAN THE SPECIAL WARRANTY OF TITLE SET FORTH ABOVE. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, INCLUDING (i) MERCHANTABILITY OR CONDITION, (ii) FITNESS FOR A PARTICULAR PURPOSE, (iii) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF ASSIGNEE UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (v) ANY CLAIM BY ASSIGNEE FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY ASSIGNEE THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT, AND ITEMS ARE BEING CONVEYED TO ASSIGNEE “AS IS, WHERE IS,” WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, ASSIGNEE EXPRESSLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, AS AMENDED, IN CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555) OF THE TEXAS BUSINESS AND COMMERCIAL CODE.

B.           To the extent permitted by law, Assignee shall be subrogated to Assignor’s rights in and to representations, warranties and covenants given by others with respect to the Assets. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce such covenants, representations and warranties, if any, which Assignor is entitle to enforce with respect to the Assets, but only to the extent not enforced by Assignor.

C.           Assignee assumes and agrees to pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating or maintaining of the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets, relating to periods on and after the Effective Time, including, without limitation, environmental obligations and liabilities, the obligation to plug and abandon all Wells and reclaim all Well sites, and all obligations arising under all agreements covering or relating to the Assets, subject to Assignee’s rights and obligations, including without limitation, Assignee’s indemnity obligations, under the Purchase Agreement and other documents executed in connection therewith.

D.           The references herein to liens, encumbrances, burdens, defects and other matters shall not be deemed to ratify or create any rights in third parties or merge with, modify or limit the rights of Assignor or Assignee, as between themselves, as set forth in the Purchase Agreement or other documents executed in connection therewith.

E.           Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county or parish in which the Assets are located.

F.           Separate governmental form assignments of the Assets may be executed on officially approved forms by Assignor to Assignee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall be deemed to contain all of the exceptions, warranties, rights, title, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the interest in the Assets conveyed herein.

G.           This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

H.           This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.

I.           This Assignment is expressly made subject to the terms of that certain Purchase and Sale Agreement dated May 21, 2015 between Assignor and Assignee (the "Purchase Agreement") The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, indemnities, terms, or provisions of the Purchase Agreement.  The representations, warranties, covenants, indemnities, terms, and provisions contained in the Purchase Agreement shall not be merged with or into this Assignment but shall survive the execution and delivery of this Assignment to the extent, and in the manner, set forth in the Purchase Agreement.

EXECUTED on the dates contained in the acknowledgment of this instrument, to be effective for all purposes as of the Effective Time.

ASSIGNOR:

FINLEY PRODUCTION CO., LP

By:	FPC GP, LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, VP Land & Acquisitions

BDT OIL & GAS, LP

By:	BDT GP, LLC,
its General Partner

By:	/s/ Brent D. Talbot
Brent D. Talbot, President

METCALFE OIL, LP

By:	Metcalfe GP, LLC,
its General Partner

By:	/s/ Stephen M. Clark
Stephen M. Clark, President

GRASSLANDS ENERGY LP

By:	Grasslands GP LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, President

BUFFALO OIL & GAS, LP

By:	SHBL Management, Inc.,
its General Partner

By:	/s/ Bobby Lutz
Bobby Lutz, President

FINLEY RESOURCES INC.

By:	/s/ Clinton H. Koerth
Name:	Clinton H. Koerth
Title:	VP of Land & Acquisition

ASSIGNEE:

RING ENERGY, INC.

By:	/s/ Kelly Hoffman
Kelly Hoffman, Chief Executive Officer

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Clinton Koerth, VP Land & Acquisitions of FPC GP, LLC, General Partner of Finley Production Co., LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Brent D. Talbot, President of BDT GP, LLC, General Partner of BDT Oil & Gas, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Stephen M. Clark, President of Metcalfe GP, LLC, General Partner of Metcalfe Oil, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Clinton Koerth, President of Grasslands GP LLC, General Partner of Grasslands Energy LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Bobby Lutz, President of SHBL Management, Inc., General Partner of Buffalo Oil & Gas, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by ____________________, ____________ of Finley Resources Inc., a Texas corporation, on behalf of said corporation.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF __________	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Kelly Hoffman, Chief Executive Officer of Ring Energy, Inc., a Nevada corporation, on behalf of said corporation.

Notary Public, State of
Printed Name:
My Commission Expires:

EXHIBIT K

Form of Special Warranty Deed

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
§
COUNTIES OF CULBERSON AND	§
REEVES	§

FINLEY PRODUCTION CO., LP, BDT OIL & GAS, LP, METCALFE OIL, LP, GRASSLANDS ENERGY LP, BUFFALO OIL & GAS, LP and FINLEY RESOURCES INC. (collectively, “Grantor”), in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, have GRANTED, BARGAINED, SOLD, and CONVEYED and do GRANT, BARGAIN, SELL, AND CONVEY to RING ENERGY, INC. ("Grantee") the real property in Culberson and Reeves Counties, Texas, fully described in Exhibit A, and all improvements located on it, together with all of Grantor’s right, title, and interest in and to (a) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way, and interests appurtenant to the real property and any improvements on the real property, and (b) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way, and interests of Grantor, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way, or sidewalks, open or proposed, in front of, above, over, under, through, or adjoining the real property, and in and to any strips or gores of real estate adjoining the real property (collectively, “Property”).

This Special Warranty Deed and the conveyance above are executed by Grantor and accepted by Grantee subject to any and all restrictions, easements, mineral reservations, and other matters of record, to the extent they are validly existing and applicable to the Property (collectively, “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances to it in any way belonging, to Grantee, its successors, and its assigns forever, and Grantor binds itself, its successors, and its assigns to WARRANT AND FOREVER DEFEND all and singular the title to the Property to Grantee, its successors, and its assigns against any person lawfully claiming or to claim the same or any part of it, by, through, or under Grantor, but not otherwise, subject to the Permitted Exceptions.

GRANTOR IS CONVEYING THE PROPERTY TO GRANTEE AS IS, WHERE IS, AND WITH ALL FAULTS, AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE FROM OR ON BEHALF OF GRANTOR, EXCEPT FOR GRANTOR’S SPECIAL WARRANTY OF TITLE STATED ABOVE. GRANTEE ACKNOWLEDGES AND STIPULATES THAT GRANTEE IS NOT RELYING ON ANY REPRESENTATION, STATEMENT, OR OTHER ASSERTION ABOUT THE CONDITION OF THE PROPERTY MADE BY GRANTOR, OR ANYONE ACTING ON GRANTOR’S BEHALF, BUT IS RELYING ON GRANTEE’S OWN EXAMINATION OF THE PROPERTY.

This Special Warranty Deed is expressly made subject to the terms of that certain Purchase and Sale Agreement dated May 21, 2015 between Grantor and Grantee (the "Purchase Agreement"). The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, indemnities, terms, or provisions of the Purchase Agreement.  The representations, warranties, covenants, indemnities, terms, and provisions contained in the Purchase Agreement shall not be merged with or into this Assignment but shall survive the execution and delivery of this Assignment to the extent, and in the manner, set forth in the Purchase Agreement.

Grantee’s address is: Ring Energy, Inc., P.O. Box 11350, Midland, Texas 79702

EXECUTED as of May 21, 2015.

[Signature Page follows]

GRANTOR:

FINLEY PRODUCTION CO., LP

By:	FPC GP, LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, VP Land & Acquisitions

BDT OIL & GAS, LP

By:	BDT GP, LLC,
its General Partner

By:	/s/ Brent D. Talbot
Brent D. Talbot, President

METCALFE OIL, LP

By:	Metcalfe GP, LLC,
its General Partner

By:	/s/ Stephen M. Clark
Stephen M. Clark, President

GRASSLANDS ENERGY LP

By:	Grasslands GP LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, President

BUFFALO OIL & GAS, LP

By:	SHBL Management, Inc.,
its General Partner

By:	/s/ Bobby Lutz
Bobby Lutz, President

FINLEY RESOURCES INC.

By:	/s/ Clinton H. Koerth
Name:	Clinton H. Koerth
Title:	VP of Land & Acquisition

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Clinton Koerth, VP Land & Acquisitions of FPC GP, LLC, General Partner of Finley Production Co., LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Brent D. Talbot, President of BDT GP, LLC, General Partner of BDT Oil & Gas, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Stephen M. Clark, President of Metcalfe GP, LLC, General Partner of Metcalfe Oil, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Clinton Koerth, President of Grasslands GP LLC, General Partner of Grasslands Energy LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Bobby Lutz, President of SHBL Management, Inc., General Partner of Buffalo Oil & Gas, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by ____________________, ____________ of Finley Resources Inc., a Texas corporation, on behalf of said corporation.

Notary Public, State of
Printed Name:
My Commission Expires:

EXHIBIT A

Legal Description

[to be attached]

EXHIBIT L

Form of Mineral Deed

MINERAL DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS THAT:
COUNTIES OF CULBERSON	§

FINLEY PRODUCTION CO., LP, BDT OIL & GAS, LP, METCALFE OIL, LP, GRASSLANDS ENERGY LP.BUFFALO OIL & GAS, LP and FINLEY RESOURCES INC. (collectively, “Grantor”) have GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents do GRANT, BARGAIN, SELL and CONVEY unto RING ENERGY, INC., all right, title and interest of GRANTOR in and to all oil, gas and other minerals, mineral fee, mineral rights, royalty interests, non-participating royalty interests, executive (leasing) rights and all other mineral and/or royalty interests and properties (collectively, the “Mineral Interests”) in and to those lands more particularly described or referred to on Exhibit “A” attached hereto and made a part hereof for all purposes.

In the event that any of the Mineral Interests are now under or subject to one or more oil and gas leases, and it is understood and agreed that this deed and conveyance is made subject to the terms of such leases and/or any other valid and subsisting leases covering any of the Mineral Interests, but covers and includes all of the oil royalty and gas rental or royalty due and to be paid under terms of such leases, insofar as such leases cover any portion of the Mineral Interests. In the event that any of the above described leases for any reason become canceled or forfeited, then and in that event, GRANTEES shall own all of GRANTOR’s interest in the oil, gas and other minerals in and under the Mineral Interests formerly subject to such lease, together with a like interest in all bonuses paid, and all royalties and rentals provided for in future oil, gas and mineral leases covering the Mineral Interests formerly subject to such lease.

TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto and anywise belonging to GRANTEES, its successors and assigns forever; and GRANTOR herein does hereby bind itself, its successors and assigns, to warranty and forever defend, all and singular, the interests conveyed by such GRANTOR unto GRANTEES, their successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under GRANTOR, but not otherwise excluding, however, from such warranty any Title Defect (as defined in the Purchase Agreement) asserted by Grantee and addressed pursuant to the Purchase Agreement.

This Mineral Deed is expressly made subject to the terms of that certain Purchase and Sale Agreement dated May 21, 2015 between Grantor and Grantee (the "Purchase Agreement"). The delivery of this Assignment shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, indemnities, terms, or provisions of the Purchase Agreement.  The representations, warranties, covenants, indemnities, terms, and provisions contained in the Purchase Agreement shall not be merged with or into this Assignment but shall survive the execution and delivery of this Assignment to the extent, and in the manner, set forth in the Purchase Agreement.

EXECUTED effective as of the 21 day of May, 2015, but effective for all purposes as of May 1, 2015.

GRANTOR:

FINLEY PRODUCTION CO., LP

By:	FPC GP, LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, VP Land & Acquisitions

BDT OIL & GAS, LP

By:	BDT GP, LLC,
its General Partner

By:	/s/ Brent D. Talbot
Brent D. Talbot, President

METCALFE OIL, LP

By:	Metcalfe GP, LLC,
its General Partner

By:	/s/ Stephen M. Clark
Stephen M. Clark, President

GRASSLANDS ENERGY LP

By:	Grasslands GP LLC,
its General Partner

By:	/s/ Clinton Koerth
Clinton Koerth, President

BUFFALO OIL & GAS, LP

By:	SHBL Management, Inc.,
its General Partner

By:	/s/ Bobby Lutz
Bobby Lutz, President

FINLEY RESOURCES INC.

By:	/s/ Clinton H. Koerth
Name:	Clinton H. Koerth
Title:	VP of Land & Acquisition

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Clinton Koerth, VP Land & Acquisitions of FPC GP, LLC, General Partner of Finley Production Co., LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Brent D. Talbot, President of BDT GP, LLC, General Partner of BDT Oil & Gas, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Stephen M. Clark, President of Metcalfe GP, LLC, General Partner of Metcalfe Oil, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Clinton Koerth, President of Grasslands GP LLC, General Partner of Grasslands Energy LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by Bobby Lutz, President of SHBL Management, Inc., General Partner of Buffalo Oil & Gas, LP, a Texas limited partnership, on behalf of said limited partnership in such capacity.

Notary Public, State of
Printed Name:
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this ___ day of ____________, 2015, by ____________________, ____________ of Finley Resources Inc., a Texas corporation, on behalf of said corporation.

Notary Public, State of
Printed Name:
My Commission Expires:

EXHIBIT A

Legal Description

[to be attached]

EXHIBIT M

Form of FIRPTA Certificate

Section 1445 of the Internal Revenue Code provides that a buyer of a United States real property interest must withhold tax if the seller is a foreign person. To inform RING ENERGY, INC. (the “Buyer”) that withholding of tax is not required upon the disposition of a United States real property interest owned by _________________________ (the “Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.          Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate       (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          The United States employer/taxpayer identification number of Seller is ___________________; and

3.          Seller’s address is:

Seller understands that this affidavit may be disclosed to the Internal Revenue Service by Buyer and any false statement contained herein may be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this affidavit and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

By:
Name:
Title:

Subscribed and sworn before me this _______ day of ____________________, 2015.

Notary Public in and for the State of Texas